                                                                     EXHIBIT 2.1


--------------------------------------------------------------------------------


                          PLAN AND AGREEMENT OF MERGER


                                       OF


                              SUN SPORTSWEAR, INC.


                                      AND


                               BSI HOLDINGS, INC.


                   -----------------------------------------


                               NOVEMBER 13, 1996


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
                               TABLE OF CONTENTS


                                                                                                                       PAGE NO.
                                                                                                                       ---------
ARTICLE I

         MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.1.    Surviving Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.2.    Stockholder Approval.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.3.    Effective Date.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.4.    Name and Continued Corporate Existence of Surviving Corporation; Tax Treatment . . . . . . . . . . . . . . . 2
                 1.4.1.   Name and Existence. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.4.2.   Tax Treatment with Respect to Conversion of BSI Capital Stock.  . . . . . . . . . . . . . . . . . . 2
         1.5.    Governing Law and Articles of Incorporation of Surviving Corporation . . . . . . . . . . . . . . . . . . . . 2
                 1.5.1.   Washington Law Governs and Sun Articles of Incorporation, as Amended and Restated, Survive. . . . . 2
         1.6.    Bylaws of Surviving Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.6.1.   Sun Bylaws Survive. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.7.    Directors of Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.7.1.   Directors of Surviving Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.7.2.   Vacancies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.8.    Capital Stock of Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.8.1.   Capital Stock of Surviving Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.9.    Conversion of BSI Securities upon Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.9.1.   General.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.9.2.   Cancellation of Certain BSI Common and Preferred Stock.   . . . . . . . . . . . . . . . . . . . . . 4
                 1.9.3.   Conversion of BSI Capital Stock.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 1.9.4.   Exchange of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                          1.9.4.1.         Deposit With Exchange Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                          1.9.4.2.         Exchange Procedures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                          1.9.4.3.         Distributions With Respect to Unexchanged Shares.  . . . . . . . . . . . . . . . . 5
                          1.9.4.4.         No Fractional Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                          1.9.4.5.         Closing of Transfer Books. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                          1.9.4.6.         Termination of Duties of Exchange Agent. . . . . . . . . . . . . . . . . . . . . . 6
         1.10.   Conversion of Sun Securities Upon Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.10.1.  General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.10.2.  Conversion of Sun Common Stock held by Election Right Holders . . . . . . . . . . . . . . . . . . . 7
                 1.10.3.  Procedure for Election by Election Right Holders. . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.10.4.  Revocation of Election; Return of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.10.5.  Conversion of Sun Common Stock held by SeaFirst.  . . . . . . . . . . . . . . . . . . . . . . . . . 7

                 1.10.6.  Effect of Conversions of Sun Common Stock.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 1.10.7.  Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 1.10.8.  Exchange of Sun Common Stock Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         1.11.   Dissenting Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 1.11.1   BSI Dissenting Common Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 1.11.2   BSI Dissenting Preferred Shares.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 1.11.3   Sun Dissenting Common Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         1.12.   Effects of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                 1.12.1.  General.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                 1.12.2.  Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                 1.13.    Agreement of SeaFirst . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         1.14.   Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

ARTICLE II
         REPRESENTATIONS AND WARRANTIES OF BSI. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         2.1.    Representations and Warranties of BSI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 2.1.1.   Organization and Standing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 2.1.2.   Authority; Noncontravention; Statutory Approvals; Compliance  . . . . . . . . . . . . . . . . . .   11
                          2.1.2.1.  Authority.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                          2.1.2.2.  Noncontravention. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                          2.1.2.3.  Statutory Approvals.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                          2.1.2.4.  Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 2.1.3.   Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 2.1.4.   BSI Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 2.1.5.   Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 2.1.6.   Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 2.1.7.   Additional BSI Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                          2.1.7.1.   Real Estate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                          2.1.7.2.   Machinery and Equipment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                          2.1.7.3.   Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                          2.1.7.4.   Receivables. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                          2.1.7.5.   Payables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                          2.1.7.6.   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                          2.1.7.7.   Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                          2.1.7.8.   Employee Compensation Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                          2.1.7.9.   Certain Salaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                          2.1.7.10.  Employee Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                          2.1.7.11.  Patents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                          2.1.7.12.  Trade Names  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                          2.1.7.13.  Promissory Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                          2.1.7.14.  Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16





                                      (ii)

                          2.1.7.15.  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                 2.1.8.   No Undisclosed Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                 2.1.9.   Absence of Certain Changes or Events. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                 2.1.10.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                 2.1.11.  Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                 2.1.12.  Title to Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 2.1.13.  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 2.1.14.  Environmental Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                          2.1.14.1.  Environmental Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                          2.1.14.2.  Permits, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                          2.1.14.3.  Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                          2.1.14.4.  Past Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                          2.1.14.5.  Environmental Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                          2.1.14.6.  Renewals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 2.1.15.  Compliance with Other Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 2.1.16.  Finder's Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                 2.1.17.  Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                 2.1.18.  Investigations; Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                 2.1.19.  Information for Registration Statement and Proxy Statement/Prospectus.  . . . . . . . . . . . . .   21
                 2.1.20.  Ownership of Sun Common Stock.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                 2.1.21.  Vote Required.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF SUN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         3.1.    Representations and Warranties of Sun  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                 3.1.1.   Organization and Standing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                 3.1.2.   Authority; Noncontravention; Statutory Approvals; Compliance. . . . . . . . . . . . . . . . . . .   23
                          3.1.2.1.  Authority.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
                          3.1.2.2.  Noncontravention  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
                          3.1.2.3.  Statutory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                          3.1.2.4.  Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                 3.1.3.   Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                 3.1.4.   Sun Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                 3.1.5.   Reports and Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                 3.1.6.   Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                 3.1.7.   Additional Sun Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                          3.1.7.1.  Real Estate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                          3.1.7.2.  Machinery and Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                          3.1.7.3.  Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                          3.1.7.4.  Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                          3.1.7.5.  Payables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26





                                     (iii)

                          3.1.7.6.   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                          3.1.7.7.   Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                          3.1.7.8.   Employee Compensation Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                          3.1.7.9.   Certain Salaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                          3.1.7.10.  Employee Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                          3.1.7.11.  Patents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                          3.1.7.12.  Trade Names  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                          3.1.7.13.  Promissory Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                          3.1.7.14.  Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                          3.1.7.15.  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                 3.1.8.   No Undisclosed Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                 3.1.9.   Absence of Certain Changes or Events. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                 3.1.10.  Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                 3.1.11.  Intellectual Property.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                 3.1.12.  Title to Properties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                 3.1.13.  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                 3.1.14.  Environmental Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                          3.1.14.1.  Environmental Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                          3.1.14.2.  Permits, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                          3.1.14.3.  Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                          3.1.14.4.  Past Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                          3.1.14.5.  Environmental Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                          3.1.14.6.  Renewals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                 3.1.15.  Compliance with Other Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                 3.1.16.  Finder's Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                 3.1.17.  Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
                 3.1.18.  Investigations; Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
                 3.1.19.  Information for Registration Statement and Proxy Statement/Prospectus.  . . . . . . . . . . . . .   32
                 3.1.20.  Ownership of BSI Common Stock.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
                 3.1.21.  Vote Required.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

ARTICLE IV

         OBLIGATIONS PENDING EFFECTIVE DATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         4.1.    Agreements of Sun and BSI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
                 4.1.1.   Maintenance of Present Business.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
                 4.1.2.   Maintenance of Properties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
                 4.1.3.   Maintenance of Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
                 4.1.4.   Compliance with Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
                 4.1.5.   Inspection of Each Merging Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         4.2.    Additional Agreements of Sun and BSI.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
                 4.2.1.   Hart-Scott-Rodino.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34





                                      (iv)

                 4.2.2.   Proxy Statement/Prospectus. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                 4.2.3.   Notice of Material Developments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         4.3.    Additional Agreements of BSI.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                 4.3.1.   Prohibition of Certain Employment Contracts.  . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                 4.3.2.   Prohibition of Certain Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                 4.3.3.   Prohibition of Certain Commitments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                 4.3.4.   Disposal of Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                 4.3.5.   Maintenance of Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                 4.3.6.   No Amendment to Certificate of Incorporation, etc.  . . . . . . . . . . . . . . . . . . . . . . .   36
                 4.3.7.   No Issuance, Sale, or Purchase of Securities. . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                 4.3.8.   Prohibition on Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         4.4.    Additional Agreements of Sun.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                 4.4.1.   Prohibition of Certain Employment Contracts.  . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                 4.4.2.   Prohibition of Certain Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                 4.4.3.   Prohibition of Certain Commitments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
                 4.4.4.   Disposal of Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
                 4.4.5.   Maintenance of Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
                 4.4.6.   No Amendment to Articles of Incorporation, etc. . . . . . . . . . . . . . . . . . . . . . . . . .   37
                 4.4.7.   No Issuance, Sale, or Purchase of Securities. . . . . . . . . . . . . . . . . . . . . . . . . . .   37
                 4.4.8.   Prohibition on Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
                 4.4.9.   Listing of Sun Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
                 4.4.10.  Notice of Certain Developments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         4.5.  Stockholders' Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         4.6.    Joint Proxy Statement and Registration Statement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                 4.6.1.   Preparation and Filing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                 4.6.2.   Fairness Opinions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         4.7.    Additional Agreements regarding Operation of Sun Pending Effective Date  . . . . . . . . . . . . . . . . .   39
         4.8.    Disclosure Statement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

ARTICLE V

         CONDITIONS PRECEDENT TO OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         5.1.    Conditions Precedent to Obligations of BSI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
                 5.1.1.   Representations and Warranties of Sun; Performance of Obligations.  . . . . . . . . . . . . . . .   42
                 5.1.2.   No Injunction.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
                 5.1.3.   Opinion of Sun Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
                 5.1.4.   Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                 5.1.5.   Stockholder Approval. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                 5.1.6.   Hart-Scott-Rodino, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                 5.1.7.   Listing of Sun Common Stock.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                 5.1.8.   Consent of Certain Parties in Privity With Sun  . . . . . . . . . . . . . . . . . . . . . . . . .   43
                 5.1.9.   Resignations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43





                                      (v)

                 5.1.10.  Sun Dissenters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                 5.1.11.  Registration Statement Effective. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
                 5.1.12.  Financing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
                 5.1.13.  Lock-Up Agreement of SeaFirst.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
                 5.1.14.  Additional Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         5.2.    Conditions Precedent to Obligations of Sun.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
                 5.2.1.   Representations and Warranties of BSI; Performance of Obligations.  . . . . . . . . . . . . . . .   44
                 5.2.2.   No Injunction.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                 5.2.3.   Opinion of BSI's Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                 5.2.4.   Tax Opinion.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                 5.2.5.   Stockholder Approval. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                 5.2.6.   Hart-Scott-Rodino, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                 5.2.7.   Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                 5.2.8.   Consent of Certain Parties in Privity With BSI. . . . . . . . . . . . . . . . . . . . . . . . . .   46
                 5.2.9.   Registration Statement Effective. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
                 5.2.10.  BSI Dissenters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
                 5.2.11.  Equity Investment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
                 5.2.12.  Additional Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         5.3.    Additional Condition Precedent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

ARTICLE VI

         TERMINATION AND ABANDONMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         6.1.    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
                 6.1.1.   By Mutual Consent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
                 6.1.2.   By Sun Because of Conditions Precedent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
                 6.1.3.   By BSI Because of Conditions Precedent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
                 6.1.4.   By Sun or BSI if Merger not Effective by April 30, 1997 . . . . . . . . . . . . . . . . . . . . .   47
                 6.1.5.   By BSI under Section 4.7  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
                 6.1.6.   By BSI or Sun under Section 5.3 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
                 6.1.7.   By Sun or BSI Because of Alternate Business Combination . . . . . . . . . . . . . . . . . . . . .   48
         6.2.    Termination by Board of Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         6.3.    Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         6.4.    Waiver of Conditions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         6.5.    Expense on Termination.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

ARTICLE VII

         ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         7.1.    Directors' and Officers' Indemnification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         7.2.    Undertaking to File Reports and Cooperate in Rule 144 and Rule 145 Transactions; Rule 14 Affiliates  . . .   52
         7.3.    BSI Options and Warrants.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53





                                      (vi)

         7.4.    WARN Act Issues. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53

ARTICLE VIII

         MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         8.1.    Entirety . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         8.2.    Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         8.3.    Notices and Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         8.4.    Termination of Representations, Warranties, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         8.5.    Table of Contents and Captions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         8.6.    Successors and Assigns.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         8.7.    Severability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         8.8.    Applicable Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         8.9.    Public Announcements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55





                                     (vii)

                          PLAN AND AGREEMENT OF MERGER


         PLAN AND AGREEMENT OF MERGER, dated as of November 13, 1996, by and between Sun Sportswear, Inc., a Washington corporation ("Sun" or the "Surviving Corporation"), and BSI Holdings, Inc., a Delaware corporation ("BSI"). Sun and BSI are hereinafter collectively referred to as the "Merging Corporations."

         WHEREAS, the respective boards of directors of Sun and BSI deem it desirable and in the best interests of their respective corporations and their respective stockholders that BSI be merged into Sun, pursuant to the provisions of Section 252 of the General Corporation Law of the State of Delaware (the "DGCL") and Section 23B.11.070 of the Washington Business Corporation Act (the "WBCA"), in exchange for the consideration herein provided for, and have proposed, declared advisable, and approved such merger pursuant to this Plan and Agreement of Merger (the "Agreement"), which Agreement has been duly approved by resolutions of the respective boards of directors of Sun and BSI; and

         WHEREAS, immediately subsequent to the consummation of the merger contemplated herein, the Surviving Corporation will merge into a Delaware corporation which is a wholly-owned subsidiary of the Surviving Corporation ("Sun Delaware"), on the terms set forth in Appendix I hereto, which shall include the conversion of each outstanding share of Surviving Corporation common stock into 0.2 of a share of Sun Delaware common stock (the "Reincorporation").

         NOW, THEREFORE, in consideration of the premises and of the representations, warranties and covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                     MERGER

         1.1. Surviving Corporation. Subject to the adoption and approval of this Agreement by the requisite vote of the stockholders of each of the Merging Corporations and to the other conditions hereinafter set forth, Sun and BSI shall be, upon the Effective Date of the merger as defined in Section 1.3 hereof, merged into a single surviving corporation (the "Merger"), which shall be Sun, one of the Merging Corporations, which shall continue, prior to the Reincorporation, its corporate existence and remain a Washington corporation governed by and subject to the laws of that state.

         1.2. Stockholder Approval. This Agreement shall be submitted for adoption and approval by the stockholders of each of the Merging Corporations in accordance with their respective articles or certificates of incorporation and the applicable laws of the State of Washington and the State of Delaware, respectively, at separate meetings called and held for such purpose.

                 1.3. Effective Date. On the Closing Date (as hereinafter defined), articles or a certificate of merger shall be executed by the parties to the Merger and filed with the Secretary of State of the State of Washington pursuant to Section 23B.11.050 of the WBCA and with the Secretary of State of the State of Delaware in accordance with Section 252(c) of the DGCL. The Merger shall become effective at the time specified in the articles or certificate of merger as so filed, such time being herein called the "Effective Date."

                 1.4. Name and Continued Corporate Existence of Surviving Corporation; Tax Treatment

                 1.4.1. Name and Existence. On the Effective Date, the Articles of Incorporation of Sun, the corporation whose corporate existence is to survive the Merger and continue thereafter as the surviving corporation, shall be amended and restated in its entirety into the form annexed hereto as Appendix II (the "Restated Articles of Incorporation"), which shall provide that the name of the Surviving Corporation shall be changed to "Brazos Sportswear, Inc." In all other respects the identity, existence, purposes, powers, objects, franchises, rights, and immunities of Sun, the surviving corporation of the Merger, shall continue unaffected and unimpaired by the Merger, and the corporate identity, existence, purposes, powers, objects, franchises, rights, and immunities of BSI shall be wholly merged into Sun, and Sun shall be fully vested therewith. Accordingly, on the Effective Date, the separate existence of BSI, except insofar as continued by statute, shall cease.

                 1.4.2. Tax Treatment with Respect to Conversion of BSI Capital Stock. With respect to the conversion of shares of BSI common stock, par value $.01 per share (the "BSI Common Stock"), and BSI Preferred Stock (as hereinafter defined) the merger is intended to qualify as and, subject to the requirements of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), shall be characterized as a tax-free merger transaction described in
         Section  368(a)(1)(A) of the Code.

    1.5.    Governing Law and Articles of Incorporation of Surviving Corporation

                 1.5.1. Washington Law Governs and Sun Articles of Incorporation, as Amended and Restated, Survive. The laws of the State of Washington shall continue to govern the Surviving Corporation. On the Effective Date, the Restated Articles of Incorporation shall be the articles of incorporation of Sun until further amended in the manner provided by law.

         1.6.    Bylaws of Surviving Corporation

                 1.6.1. Sun Bylaws Survive. Effective as of the Effective Date, the bylaws of Sun shall be amended and restated in their entirety in the form attached hereto as Appendix III (the "Restated Bylaws"), and the Restated Bylaws shall be the bylaws of the Surviving Corporation until altered, amended, or repealed, or until new bylaws shall be adopted in accordance with the provisions of law, the Restated Articles of Incorporation and the Restated Bylaws.

         1.7.    Directors of Surviving Corporation

                 1.7.1. Directors of Surviving Corporation. The names and addresses of the persons who, upon the Effective Date, shall constitute the board of directors of the Surviving Corporation, and who shall hold office until their successors are duly elected and qualified, are as follows:

                        Name                               Address
                        ----                               -------
          Randall B. Hale                    2929 Allen Parkway, Suite 2500
                                             Houston, Texas  77019

          Nolan Lehmann                      2929 Allen Parkway, Suite 2500
                                             Houston, Texas  77019

          Alan Elenson                       330 Tompkins Avenue
                                             Staten Island, NY 10304

          Michael S. Chadwick                3100 Texas Commerce Tower
                                             Houston, Texas 77002

          Ford Taylor                        3860 Virgina Avenue
                                             Cincinnati, Ohio 45243


                 1.7.2. Vacancies. On or after the Effective Date, if a vacancy shall exist for any reason in the board of directors of the Surviving Corporation, such vacancy shall be filled in the manner provided in the Restated Articles of Incorporation and/or Restated Bylaws of the Surviving Corporation.

         1.8.    Capital Stock of Surviving Corporation

                 1.8.1. Capital Stock of Surviving Corporation. The authorized number of shares of capital stock of the Surviving Corporation, and the par value, designations, preferences, rights, and limitations thereof, and the express terms thereof, shall be as set forth in the Restated Articles of Incorporation.

         1.9.    Conversion of BSI Securities upon Merger

                 1.9.1. General. The manner and basis of converting the issued and outstanding shares of the capital stock of BSI into shares of the capital stock of Sun shall be as hereinafter set forth in this
         Section 1.9.

                 1.9.2. Cancellation of Certain BSI Common and Preferred Stock. Each share of BSI Common Stock or BSI Preferred Stock owned by any BSI subsidiary shall be cancelled and shall cease to exist.

                 1.9.3. Conversion of BSI Capital Stock. (a) On the Effective Date, each share of BSI Common Stock then issued and outstanding, other than BSI Dissenting Common Shares (as defined in Section 1.11.1) and the shares cancelled pursuant to Section 1.9.2, without any action on the part of the holders thereof, shall automatically become and be converted into the right to receive certificates evidencing 40.2 fully paid and nonassessable shares of issued and outstanding Sun common stock, no par value per share ("Sun Common Stock"), upon surrender, in accordance with Section 1.9.4.2 hereof, of certificates theretofore evidencing shares of BSI Common Stock. Upon such conversion, all such shares of BSI Common Stock shall be cancelled and cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Sun Common Stock to be issued in consideration therefor upon the surrender of such certificate in accordance herewith.

                 (b) On the Effective Date, each share of preferred stock of BSI ("BSI Preferred Stock") then issued and outstanding, other than BSI Dissenting Preferred Shares (as defined in Section 1.11.2) and the shares cancelled pursuant to Section 1.9.2, without any action on the part of the holders thereof, shall automatically become and be converted into the right to receive certificates evidencing one fully paid and nonassessable share of issued and outstanding Sun preferred stock ("Sun Preferred Stock") (which shall be convertible into Sun Common Stock at $2.20 per share) upon surrender, in accordance with
         Section 1.9.4.2, of certificates theretofore evidencing shares of BSI
         Preferred Stock.   All shares of Sun Preferred Stock so issued shall
         have the same rights and preferences as the outstanding preferred stock of BSI, as the terms thereof shall be amended after the date hereof with respect to conversion (at $2.20 per share of Sun Common Stock) and mandatory redemption rights which exist as of the date hereof and which will be in effect upon and after the Effective Date. Upon such conversion, all such shares of BSI Preferred Stock shall be cancelled and cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Sun Preferred Stock to be issued in consideration therefor upon the surrender of such certificate in accordance with Section 1.9.4.2. Prior to the Effective Date, the terms of the outstanding preferred stock of Brazos Sportswear, Inc., a subsidiary of BSI, shall be amended to permit exchange for BSI Preferred Stock, which upon issuance will have terms substantially comparable to the BSI Preferred Stock.

                 1.9.4.   Exchange of Certificates

                          1.9.4.1. Deposit With Exchange Agent. As soon as practicable after the Effective Date, the Surviving Corporation shall deposit with a bank or trust company mutually agreeable to BSI and Sun (the "Exchange Agent") certificates representing shares of Sun Common Stock and Sun Preferred Stock, required to effect the exchanges completed hereby, together with cash payable in respect of fractional shares.

                          1.9.4.2. Exchange Procedures. As soon as practicable after the Effective Date, the Exchange Agent shall mail to each holder of record a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of BSI Common Stock or BSI Preferred Stock (the "Certificates") that were converted (the "Converted Shares") into the right to receive shares of Sun Common Stock or Sun Preferred Stock, as applicable (together, the "Sun Shares"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Sun Shares. Upon surrender of a Certificate to the Exchange Agent (or to such other agent or agents as may be appointed by agreement of Sun and BSI), together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Sun Shares which such holder has the right to receive pursuant to the provisions of this Section 1.9.4.2. In the event of a transfer of ownership of Converted Shares which is not registered in the transfer records of BSI or Sun, as the case may be, a certificate representing the proper number of Sun Shares may be issued to a transferee if the Certificate representing such Converted Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Certificate to be lost, stolen, mislaid or destroyed, (ii) such bond, security or indemnity as the Surviving Corporation or the Exchange Agent may reasonably require, and (iii) any other documentation necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder a certificate representing the number of Sun Shares into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. Until surrendered as contemplated by this Section 1.9.4.2, each Certificate shall be deemed at any time after the Effective Date to represent only the right to receive upon such surrender a certificate representing Sun Shares and cash in lieu of any fractional shares of Sun Common Stock as contemplated by this Section 1.9.4.2.

                          1.9.4.3. Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Date with respect to Sun Shares with a record date after the Effective Date shall be paid to the holder of any unsurrendered Certificate with respect to the Sun Shares represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder, until the holder of record of such Certificate shall surrender such Certificate as contemplated hereby. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Sun Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Sun Common Stock to which such holder is entitled hereto and the amount of dividends or other distributions with a record date after the Effective Date theretofore paid with respect to such whole Sun Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Date but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Sun Shares.

                          1.9.4.4.         No Fractional Securities.
                 Notwithstanding any other provision of this Agreement, the Surviving Corporation shall not issue any fractional share of Sun Common Stock upon the surrender for exchange of Certificates. In lieu of any such fractional shares, any holder of BSI Common Stock who would otherwise have been entitled to a fractional share of Sun Common Stock shall be entitled to receive a cash payment in lieu of such fractional share on the basis of the lesser of $2.20 per share or the product of such fraction multiplied by the closing price for Sun Common Stock on the Nasdaq Stock Market on the last trading day before the Effective Date without any interest thereon.

                          1.9.4.5. Closing of Transfer Books. From and after the Effective Date, the stock transfer books of BSI shall be closed and no transfer of any capital stock of BSI shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation for registration or transfer, they shall be cancelled and exchanged for certificates representing the appropriate Sun Shares.

                          1.9.4.6. Termination of Duties of Exchange Agent. Any certificates representing Sun Shares deposited with the Exchange Agent pursuant hereto and not exchanged within one year after the Effective Date pursuant to this section shall be returned by the Exchange Agent to the Surviving Corporation, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered Certificates and unclaimed at the end of one year from the Effective Date shall be returned to the Surviving Corporation, whereupon any holder of unsurrendered Certificates shall look as a general unsecured creditor only to the Surviving Corporation for payment of any funds to which any holder may be entitled, subject to applicable law. The Surviving Corporation shall not be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         1.10.    Conversion of Sun Securities Upon Merger

                 1.10.1. General. The manner and basis of converting the issued and outstanding shares of Sun Common Stock shall be as hereinafter set forth in this Section 1.10.

                 1.10.2. Conversion of Sun Common Stock held by Election Right Holders. On the Effective Date, each holder of an outstanding certificate or certificates representing shares of Sun Common Stock (other than SeaFirst Bank, N.A. ("SeaFirst") and Sun Dissenting Common Shares, as hereinafter defined) shall have 50% of the shares held by such holder converted into the right to receive $2.20 in cash (the "Cash Consideration") for each share of Sun Common Stock so converted in accordance with this section; provided, however, such holders (the "Election Right Holders") shall have the right to elect to retain all shares of Sun Common Stock (and not have 50% of such shares converted) in accordance with Section 1.10.3 hereof.

                 1.10.3. Procedure for Election by Election Right Holders. Elections to retain shares of Sun Common Stock must be made as to all, but not less than all, of the shares of Sun Common Stock held by an Election Right Holder on a form to be mutually agreed upon by Sun and BSI (a "Form of Election") to be provided by the Exchange Agent promptly after the Effective Date for that purpose to holders of record of Sun Common Stock who are Election Right Holders, together with appropriate transmittal materials. Elections shall be made by mailing to the Exchange Agent a duly completed Form of Election. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent at its designated office by 5:00 p.m. not later than 60 days subsequent to the Effective Date (the "Election Deadline"). Neither Sun nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. A holder of shares of Sun Common Stock that does not submit an effective Form of Election prior to the Election Deadline shall be deemed to have made a non-election (a "Non-Election"). All shares of Sun Common Stock which are subject to a Non-Election ("Non-Election Shares") shall be converted as set forth in Section 1.10.2 hereof.

                 1.10.4. Revocation of Election; Return of Certificates. An election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Upon any such revocation, unless a duly completed Form of Election is thereafter submitted in accordance with Section 1.10.3, such shares shall be Non-Election Shares.

                 1.10.5. Conversion of Sun Common Stock held by SeaFirst. On the Effective Date, except as provided below, 48.28% of all shares of Sun Common Stock held by SeaFirst shall be converted into the right to receive consideration of $2.20 for each share of Sun Common Stock so converted, consisting of $1.3824 in cash and $.8176 in the form of a subordinated note (the "Subordinated Note") issued by Brazos Sportswear, Inc., a Delaware corporation which shall be a subsidiary of the Surviving Corporation, substantially in the form attached hereto as Appendix IV; provided, however, to the extent that the Election Right Holders elect to retain Sun Common Stock, for each such share so retained, SeaFirst shall have an additional share of Sun Common Stock converted into cash in the amount of $2.20 per share. The number of shares of Sun Common Stock held by SeaFirst which shall be converted shall be calculated immediately following the Election Deadline. The Subordinated Note will contain customary provisions regarding covenants and financial reporting obligations, will provide for the holder to have board visitation rights, and will be automatically due and payable upon the Surviving Corporation completing a qualifying public offering of securities; in addition, if the Subordinated Note is not paid in full at maturity, any remaining principal balance will be convertible at the option of the holder into Sun Common Stock at a price of $2.20 per share, and the holder shall be entitled to one demand registration right (at the expense of the Surviving Corporation) with respect to such shares.

                 1.10.6. Effect of Conversions of Sun Common Stock. Upon completion of all conversions of shares of Sun Common Stock under this
         Section 1.10, (i) 48.86% of all shares of Sun Common Stock outstanding immediately prior to the Effective Date shall have been converted into consideration in the aggregate amount of $6,179,637, which shall be in cash except with respect to certain of the consideration payable to SeaFirst, which shall receive $1,500,000 of such the consideration in the form of the Subordinated Note, and (ii) 51.14% of all shares of Sun Common Stock outstanding immediately prior to the Effective Date shall remain outstanding.

                 1.10.7. Fractional Shares. No fractional shares shall be issued upon conversion of the Sun Common Stock as provided in this section, but in lieu thereof, Sun will settle all such fractional share interests in cash on the basis of the lesser of $2.20 per share or the closing price for the Sun Common Stock on The Nasdaq Stock Market on the last trading day before the Effective Date.

                 1.10.8. Exchange of Sun Common Stock Certificates. (a) Upon the surrender of each certificate representing shares of Sun Common Stock converted hereunder, the Exchange Agent shall pay the holder of such certificate the consideration to which such holder is entitled multiplied by the number of shares of Sun Common Stock formerly represented by such certificate in exchange therefor (and cash in lieu of fractional interests in accordance with Section 1.10.7), such certificate shall forthwith be cancelled and a balance certificate will be issued for the shares not converted. No interest shall be paid or accrue on the consideration paid. Immediately following the Election Deadline, the Exchange Agent shall calculate the number of shares of Sun Common Stock held by SeaFirst which are converted, and upon surrender by SeaFirst of certificates, the consideration payable upon conversion shall be delivered by the Exchange Agent, Sun or Brazos Sportswear, Inc., as appropriate, and SeaFirst shall be issued a balance certificate for the shares not converted. The Subordinated Note shall be delivered to SeaFirst upon the surrender of certificates as provided herein.

                 (b) On the Effective Date, BSI, on behalf of Sun, shall deposit or cause to be deposited, in trust with the Exchange Agent, for the benefit of the holders of shares of Sun

         Common Stock, for exchange in accordance with this Article, the aggregate cash consideration (a total of $4,679,637) payable upon conversion of the Sun Common Stock.

                 (c) If prior to mailing of the Joint Proxy Statement/Prospectus (as hereinafter defined) to the shareholders of Sun and BSI, Sun settles a currently outstanding dispute with Samsung, which is described in the Sun Disclosure Statement, which results in a cash payment to Sun in excess of $200,000, then the cash consideration to be paid to the Sun Common Stock holders (as exist prior to Effective Date) upon consummation of the Merger shall be increased to reflect such excess recovery (net of expenses in connection with such settlement).

         1.11.   Dissenting Shares.

                 1.11.1 BSI Dissenting Common Shares. Shares of BSI Common Stock held by any holder entitled to and seeking relief as a dissenting shareholder under Section 262 of the DGCL (the "BSI Dissenting Common Shares") shall not be converted into the right to receive Sun Common Stock but shall be converted into such consideration as may be due with respect to such shares pursuant to the applicable provisions of the DGCL, unless and until the right of such holder to receive fair cash value for such BSI Dissenting Common Shares terminates in accordance with Section 262 of the DGCL. If such right is terminated otherwise than by the purchase of such shares by the Surviving Corporation, then such shares shall cease to be BSI Dissenting Common Shares and shall be converted into and represent the right to receive Sun Common Stock as provided in Section 1.9.3(a).

                 1.11.2 BSI Dissenting Preferred Shares. Shares of BSI Preferred Stock held by any holder entitled to and seeking relief as a dissenting shareholder under Section 262 of the DGCL (the "BSI Dissenting Preferred Shares" and, together with the BSI Dissenting Common Shares, the "BSI Dissenting Shares") shall not be converted into the right to receive Sun Preferred Stock but shall be converted into such consideration as may be due with respect to such shares pursuant to the applicable provisions of the DGCL, unless and until the right of such holder to receive fair cash value for such BSI Dissenting Preferred Shares terminates in accordance with Section 262 of the DGCL. If such right is terminated otherwise than by the purchase of such shares by the Surviving Corporation, then such shares shall cease to be BSI Dissenting Preferred Shares and shall be converted into and represent the right to receive Sun Preferred Stock as provided in Section 1.9.3(b).

                 1.11.3 Sun Dissenting Common Shares. Shares of Sun Common Stock held by any holder entitled to and seeking relief as a dissenting shareholder under Section 23B.13 of the WBCA (the "Sun Dissenting Common Shares") shall be converted into such consideration as may be due with respect to such shares pursuant to the applicable provisions of the WBCA, unless and until the right of such holder to receive fair cash value for such Sun Dissenting Common Shares terminates in accordance with Section 23B.13 of the WBCA. If such right is terminated otherwise than by the purchase of such shares by the Surviving Corporation, then such shares shall cease to be Sun Dissenting Common Shares and shall be accorded the treatment of Sun Common Stock pursuant to 1.10.2 (other than Sun Common Stock held by SeaFirst and Sun Dissenting Common Shares).

         1.12.   Effects of the Merger.

                 1.12.1. General. The Merger shall have the effects set forth in the WBCA and DGCL, respectively. Without limiting the generality of the foregoing and subject thereto, at the Effective Date, all of the properties, rights, privileges, powers and franchises of Sun and BSI shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of BSI shall become the debts, liabilities and duties of the Surviving Corporation.

                 1.12.2. Accounting Treatment. The assets and liabilities of the Merging Corporations shall be taken up on the books of the Surviving Corporation in accordance with generally accepted accounting principles, and the retained earnings and shareholders' equity accounts of the Surviving Corporation shall be determined, in accordance with generally accepted accounting principles, by the board of directors of the Surviving Corporation. Nothing herein shall prevent the board of directors of the Surviving Corporation from making any future changes in its accounts in accordance with law.

         1.13. Agreement of SeaFirst. Upon execution of this Agreement, SeaFirst, the holder of 3,800,000 shares of Sun Common Stock, shall agree to vote all of SeaFirst's Sun Common Stock for the approval of this Agreement (including the Reincorporation) and the transactions contemplated hereby as required by the WBCA at the Sun Meeting; provided, however, that notwithstanding the foregoing, in the event that Sun's Board of Directors shall terminate this Agreement pursuant to Section 6.1.7(a), SeaFirst shall be free to vote its Sun Common Stock for such other transaction as shall be presented to the shareholders of Sun for their approval at the Sun Meeting or such other meeting as may be called by Sun. In addition, upon execution of this Agreement, SeaFirst shall agree that prior to the closing of the Merger, unless this Agreement shall have been terminated in accordance with Article VI hereof, it will not transfer or assign, directly or indirectly, any shares of Sun Common Stock.

         1.14. Closing. The closing (the "Closing") of the Merger shall take place at the offices of Porter & Hedges, L.L.P., 700 Louisiana, Houston, Texas 77002 at 10:00 a.m., local time, on the second business day immediately following the date on which the last of the conditions set forth in Article V hereof is fulfilled or waived, or at such other time and date and place as BSI and Sun shall mutually agree (the "Closing Date").

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                     OF BSI

                 2.1. Representations and Warranties of BSI. BSI represents and warrants to Sun as follows:

                 2.1.1. Organization and Standing. BSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, financial condition, results of operations or prospects of BSI or the BSI Subsidiaries taken as a whole or on the consummation of this Agreement (any such material adverse effect being hereinafter referred to as a "BSI Material Adverse Effect"). As used in this Agreement, (a) the term "subsidiary" of a person shall mean any corporation or other entity (including partnerships and other business associations) in which such person directly or indirectly owns at least a majority of any class of the outstanding voting securities or equity and (b) the term "BSI Subsidiaries" means all direct or indirect subsidiaries of BSI. True, accurate and complete copies of the Certificate of Incorporation and Bylaws of BSI, in effect on the date hereof, have been delivered to Sun. In addition, for the purposes of this Agreement, "knowledge" with respect to any person or entity shall mean the actual knowledge of any director, officer or other person in a supervisory or managerial role, and the knowledge such person would be expected to have upon making due inquiry with respect to the matter in question.

                 2.1.2. Authority; Noncontravention; Statutory Approvals; Compliance

                          2.1.2.1. Authority. BSI has all requisite power and authority to enter into this Agreement and, subject to the applicable BSI Shareholders' Approval (as defined in Section 4.5), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by BSI of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of BSI, subject in the case of this Agreement to obtaining the applicable BSI Shareholders' Approval. This Agreement has been duly and validly executed and delivered by BSI and, assuming the due authorization, execution and delivery hereof and thereof by Sun, constitutes the valid and binding obligation of BSI enforceable against BSI in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors' generally.

                          2.1.2.2.  Noncontravention.  Except as set forth in
                 Section 2.1.2.2 of the BSI Disclosure Statement, the execution and delivery of this Agreement by BSI do not, and the consummation of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, modification, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, a "Violation" with respect to BSI or any of the BSI Subsidiaries; such term when used in Article III having a correlative meaning with respect to Sun or any of the Sun Subsidiaries) of BSI or any of the BSI Subsidiaries pursuant to any provisions of (i) the articles of incorporation, bylaws or similar governing documents of BSI or any of the BSI Subsidiaries, (ii) subject to obtaining the BSI Shareholders' Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in Section 2.1.2.3) applicable to BSI or any of the BSI Subsidiaries or any of their respective properties or assets or (iii) subject to obtaining the third-party consents or other approvals set forth in Section 2.1.2.2 of the BSI Disclosure Statement (the "BSI Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which BSI or any of the BSI Subsidiaries is now a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations that would not, in the aggregate, have a BSI Material Adverse Effect.

                          2.1.2.3. Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "Governmental Authority"), the failure to obtain, make or give which would have, in the aggregate, a BSI Material Adverse Effect, is necessary for the execution and delivery of this Agreement by BSI or the consummation by BSI of the transactions contemplated hereby, except as described in
                 Section 2.1.2.3 of the BSI Disclosure Statement (the "BSI Required Statutory Approvals," it being understood that references in this Agreement to "obtaining" such BSI Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

                          2.1.2.4.  Compliance.  Except as set forth in Section
                 2.1.2.4 of the BSI Disclosure Statement, neither BSI nor any BSI Subsidiary, is in violation of or is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority except for violations which in the aggregate do not and, insofar as reasonably can be foreseen, will not have a BSI Material Adverse Effect. Except as set forth in Section 2.1.2.4 of the BSI Disclosure Statement, BSI and the BSI Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as currently conducted in all material respects except for those which the failure to obtain would not, in the aggregate, have a BSI Material Adverse Effect. Except as set forth in Section 2.1.2.4 of the BSI Disclosure Statement, neither BSI nor any BSI Subsidiary is in material breach or violation of or in material default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a material default under, (i) its articles of incorporation or bylaws or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject except in the case of clause (ii) for violations and defaults which would not, in the aggregate, have a BSI Material Adverse Effect.

                 2.1.3. Capitalization. (a) The authorized capitalization of BSI consists of 10,000,000 shares of preferred stock, par value $.01 per share, 650,000 of which have been designated Series A-1 Preferred Stock, 650,000 of which are issued and outstanding, 300,000 of which have been designated Series A-2 Preferred Stock, 300,000 of which are issued and outstanding, 8,000,000 of which have been designated Series B Preferred Stock, 4,456,285 of which are issued and outstanding and 10,000,000 shares of common stock, par value $.01 per share (the "BSI Common Stock"), of which at the date hereof, 330,555 shares were issued and outstanding. Except as set forth in Section 2.1.3 of the BSI Disclosure Statement, there exist no (a) outstanding options, subscriptions, warrants, calls, or similar commitments to purchase, issue or sell or to convert any securities or obligations into any of the authorized or issued capital stock of BSI or any securities or obligations convertible into or exchangeable for such capital stock or
         (b) registration rights, stockholder agreements or voting agreements with respect to the outstanding shares of capital stock of BSI.

                 (b) BSI has obtained commitments from its shareholders and/or third parties with respect to such parties' agreement to invest not less than $2,000,000 and up to $3,500,000 in equity funds (or funds which are substantially equivalent to equity funds) into BSI on or before the Effective Date. To the extent that warrants or options to purchase BSI capital stock are issued in connection with such equity investment, the exchange ratio for the BSI Common Stock shall be proportionately adjusted. Written commitments will be provided to Sun upon its request.

                 2.1.4. BSI Subsidiaries. All outstanding shares of stock of the BSI Subsidiaries are validly issued, fully paid, and nonassessable and owned by BSI, and BSI has good and indefeasible title thereto free and clear of any mortgage, pledge, lien, charge, security interest, option, right of first refusal, preferential purchase right, defect, encumbrance or other right or interest of any other person (collectively, an "Encumbrance"). Each such subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction under which it is incorporated and has full requisite corporate power and authority to own its property and carry on its business as presently conducted by it and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a BSI Material Adverse Effect with respect to such subsidiary. As hereinafter used in this Article II, the term "BSI" also includes any and all of its directly and indirectly held subsidiaries, except where the context indicates to the contrary.

                 2.1.5. Financial Statements. BSI has delivered to Sun copies of BSI's audited consolidated balance sheet and related statements of income, shareholders' equity (deficit), and cash flows, with appended notes which are an integral part of such statements, as at and for BSI's fiscal year ended December 31, 1995, and its unaudited balance sheet and related statement of income for the nine-month period ending September 30, 1996. In addition, BSI has delivered to Sun the financial statements of each of the BSI Subsidiaries. Such financial statements are complete in all material respects, present fairly, in all material respects, the financial condition of BSI and the BSI Subsidiaries as at the dates indicated, and the results of operations for the respective periods indicated (in the case of unaudited statements, subject to year-end audit adjustments and the absence of complete footnotes), and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as noted therein.

                 2.1.6. Liabilities. BSI does not have any liabilities or obligations, either accrued, absolute, contingent, or otherwise, or have any knowledge of any potential liabilities or obligations, which would constitute or result in a BSI Material Adverse Effect, other than those (i) reflected or reserved against in the September 30, 1996 unaudited consolidated balance sheet of BSI, (ii) incurred in the ordinary course of business since September 30, 1996 or (iii) set forth in Section 2.1.6 of the BSI Disclosure Statement.

                 2.1.7. Additional BSI Information. Section 2.1.7 of the BSI Disclosure Statement contains true, complete and correct lists of the following items, and BSI has furnished to Sun true, complete and correct copies of all documents referred to in such lists:

                          2.1.7.1. Real Estate. All real property and structures thereon owned, leased or subject to a contract of purchase and sale, or lease commitment, by BSI, with a description of the nature and amount of any Encumbrances thereto;

                          2.1.7.2. Machinery and Equipment. All machinery, transportation equipment, tools, equipment, furnishings, and fixtures (excluding such items as did not have a cost basis of $5,000 or more at their respective dates of acquisition by
                 BSI) owned, leased or subject to a contract of purchase and sale, or lease commitment, by BSI with a description of the nature and amount of any Encumbrances thereon;

                          2.1.7.3. Inventory. All inventory items or groups of inventory items owned by BSI, together with the amount of any Encumbrances thereon;

                          2.1.7.4. Receivables. All accounts and notes receivable of BSI, together with (i) aging schedules by invoice date and due date, (ii) the amounts provided for as an allowance for bad debts, (iii) the identity and location of any asset in which BSI holds a security interest to secure payment of the underlying indebtedness, and (iv) a description of the nature and amount of any Encumbrances on such accounts and notes receivable;

                          2.1.7.5. Payables. All accounts and notes payable of BSI, together with an appropriate aging schedule;

                          2.1.7.6. Insurance. All insurance policies or bonds currently maintained by BSI, including title insurance policies, with respect to BSI, including those covering BSI's properties, buildings, machinery, equipment, fixtures, employees and operations, as well as a listing of any premiums, audit adjustments or retroactive adjustments due or pending on such policies or any predecessor policies;

                          2.1.7.7. Material Contracts. All material contracts and license agreements, which shall include, but shall not be limited to, agreements which are to be performed in whole or in part after the Effective Date, and which involve or may involve aggregate payments by or to BSI of $50,000 or more after such date ("Material Contracts");

                          2.1.7.8. Employee Compensation Plans. All bonus, incentive compensation, deferred compensation, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other fringe benefit plans, arrangements or trust agreements of BSI, together with copies of the most recent reports with respect to such plans, arrangements, or trust agreements filed with any governmental agency and all Internal Revenue Service determination letters that have been received with respect to such plans (collectively, "Employee Plans");

                          2.1.7.9. Certain Salaries. The names and salary rates of all present officers and employees of BSI whose current regular annual salary rate is $50,000 or more, together with any bonuses paid or payable to such persons for the year ended December 31, 1995, or since that date, and, to the extent existing on the date of this Agreement, all arrangements with respect to any bonuses to be paid to them from and after the date of this Agreement;

                          2.1.7.10. Employee Agreements. Any collective bargaining agreements of BSI with any labor union or other representative of employees, including amendments and supplements, and all employment and consulting agreements of BSI;

                          2.1.7.11. Patents. All patents, trademarks, copyrights and other material intellectual property rights owned, licensed, or used by BSI;

                          2.1.7.12.  Trade Names.  All trade names and
                 fictitious names used or held by BSI, whether and where such names are registered and where used;

                          2.1.7.13. Promissory Notes. All long-term and short-term promissory notes, installment contracts, loan agreements, credit agreements, and any other agreements of BSI relating thereto or with respect to collateral securing the same;

                          2.1.7.14. Guaranties. All indebtedness, liabilities and commitments of others and as to which BSI is a guarantor, endorser, co-maker, surety, or accommodation maker, or is contingently liable therefor (excluding liabilities as an endorser of checks and the like in the ordinary course of business) and all letters of credit, whether stand-by or documentary, issued by any third party;

                          2.1.7.15. Financial Statements. Financial statements containing the information described in Paragraphs 2.1.5;

                 Section 2.1.7 of the BSI Disclosure Statement shall be true, complete and correct as of the Effective Date, except for items contained in Paragraphs 2.1.7.3; 2.1.7.4; 2.1.7.5; and 2.1.7.15 which are true, complete and correct as of September 30, 1996 or such other date as therein indicated.

                 2.1.8. No Undisclosed Defaults. Except as may be specified in Section 2.1.8 of the BSI Disclosure Statement, BSI is not a party to, or bound by, any material contract or arrangement of any kind to be performed after the Effective Date, nor is BSI in default in any material obligation or covenant on its part to be performed under any material obligation, lease, contract, order, plan or other arrangement except as identified in such section.

                 2.1.9. Absence of Certain Changes or Events. Except as disclosed in the BSI Disclosure Statement, from September 30, 1996, through the date hereof, (a) BSI and each of the BSI Subsidiaries has conducted its business only in the ordinary course of business consistent with past practice and (b) there has not been, and no fact or condition exists which would have or, insofar as reasonably can be foreseen, could have, a BSI Material Adverse Effect.

                 2.1.10. Taxes. Except as set forth in Section 2.1.10 of the BSI Disclosure Statement, and except with respect to failures which, in the aggregate, would not result in a material adverse change with respect to BSI, proper and accurate federal, state and local income, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by BSI for each period for which any returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by BSI; and the tax provision reflected in BSI's financial statements as of September 30, 1996 is adequate, in accordance with generally accepted accounting principles, to cover liabilities of BSI at the date thereof for all taxes, including any interest, penalties and additions to taxes of any character whatsoever applicable to BSI or its assets or business. Except as set forth on Section 2.1.10 of the BSI Disclosure Statement, no waiver of any statute of limitations executed by BSI with respect to federal or state income or other tax is in effect for any period. The federal income tax returns of BSI have never been examined by the Internal Revenue Service. There are no tax liens on any assets of BSI except for taxes not yet currently due and those which could not reasonably be expected to result in a Material Adverse Effect.

                 2.1.11.  Intellectual Property.  Except as set forth in
         Section 2.1.11 of the BSI Disclosure Statement, BSI owns or possesses licenses to use all patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, copyrights and written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the "Intellectual Property") that are either material to the business of BSI or that are necessary for the manufacture, use or sale of any products manufactured, used or sold by BSI, including all such Intellectual Property listed in Section 2.1.11 of the BSI Disclosure Statement. The Intellectual Property is owned or licensed by BSI free and clear of any Encumbrance other than such Encumbrances as are listed in Section 2.1.11 of the BSI Disclosure Statement. Except as otherwise indicated in such schedule, BSI has not granted to any other person any license to use any Intellectual Property. Except as described in Section 2.1.11 of the BSI Disclosure Statement, to the knowledge of BSI, none of the Intellectual Property violates, conflicts with or infringes the rights of any third parties. BSI has not received any notice of infringement, misappropriation, or conflict with, the intellectual property rights of others in connection with the use by BSI of the Intellectual Property.

                 2.1.12. Title to Properties. With exceptions which in the aggregate are not material, and except for merchandise and other property sold, used or otherwise disposed of in the ordinary course of business for fair value, BSI has good and indefeasible title to all its properties, interests in properties and assets, real and personal, reflected in the September 30, 1996 financial statements referred to in Paragraph 2.1.5 or in Section 2.1.7 of the BSI Disclosure Schedule, free and clear of any Encumbrance of any nature whatsoever, except (i) liens and Encumbrances reflected in the balance sheet of BSI dated September 30, 1996 referred to in Paragraph 2.1.5 or in Section 2.1.7 of the BSI Disclosure Statement, (ii) liens for current taxes not yet due and payable, and (iii) such imperfections of title, easements and Encumbrances, if any, as are not substantial in character, amount, or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair business operations. All leases pursuant to which BSI leases (whether as lessee or lessor) any real or personal property for rental or lease payments in excess of $100,000 on an annualized basis are in good standing, valid, and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by BSI and in respect to which BSI has not taken adequate steps to prevent a default from occurring. The buildings and premises of BSI that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All equipment of BSI and the BSI Subsidiaries is in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and is free from any known defects except as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations.

                 2.1.13. Litigation. Except as set forth in Section 2.1.13 of the BSI Disclosure Statement, (a) there are no material claims, suits, actions or proceedings, pending or, to the knowledge of BSI, threatened, nor are there, to the knowledge of BSI, any material investigations or reviews pending or threatened against, relating to or affecting BSI, any BSI Subsidiary or any BSI Benefit Plan (as defined in Section 2.1.17 hereof), (b) there are no material judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to BSI or any BSI Subsidiary, and (c) there have not been any material developments with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews.

                 2.1.14.  Environmental Compliance.  Except as set forth in
         Section 2.1.14 of the BSI Disclosure Statement:

                          2.1.14.1. Environmental Conditions. There are no environmental conditions or circumstances, such as the presence or release of any hazardous substance, on any property presently or previously owned by BSI that could result in a BSI Material Adverse Effect.

                          2.1.14.2. Permits, etc. BSI has in full force and effect all environmental permits, licenses, approvals and other authorizations required to conduct its operations and is operating in material compliance thereunder.

                          2.1.14.3. Compliance. BSI's operations and use of its assets do not violate any applicable federal, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, or
                 (c) the regulation of any pollutants, contaminants, waste, substances (whether or not hazardous or toxic), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C.
                 Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 1609 et seq.), the Clean Water Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (17 U.S.C.
                 Section 2601 et seq.), the Federal Insecticide Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 201 and Section 300f et seq.), the Rivers and Harbors Act (33 U.S.C. Section 401 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.) and analogous state and local provisions, as any of the foregoing may have been amended or supplemented from time to time (collectively the "Applicable Environmental Laws"), except for violations which, either singly or in the aggregate, would not result in a BSI Material Adverse Effect.

                          2.1.14.4. Past Compliance. None of the operations or assets of BSI has ever been conducted or used in such a manner as to constitute violation of any of the Applicable Environmental Laws, except for violations which, either singly or in the aggregate, would not result in a BSI Material Adverse Effect.

                          2.1.14.5. Environmental Claims. No notice has been served on BSI from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution under any Applicable Environmental Laws, other than any of the foregoing which, either singly or in the aggregate, would not result in a material adverse change with respect to BSI Material Adverse Effect.

                          2.1.14.6. Renewals. BSI does not know of any reason Sun would not be able to renew any of the permits, licenses, or other authorizations required pursuant to any Applicable Environmental Laws to operate and use any of BSI's assets for their current purposes and uses.

                 2.1.15.  Compliance with Other Laws.  Except as set forth in
         Section 2.1.15 of the BSI Disclosure Statement, BSI is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, the Occupational Safety and Health Act (29 U.S.C. Section Section 651 et seq.) as amended ("OSHA"), or any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality, except for violations which, either singly or in the aggregate, do not and are not expected to result in a BSI Material Adverse Effect.

                 2.1.16. Finder's Fee. Except as set forth on Section 2.1.16 of the BSI Disclosure Statement, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by BSI and its counsel directly with Sun and its counsel, without the intervention of any other person as the result of any act of BSI, and so far as is known to BSI, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payments.

                 2.1.17. Compliance with ERISA. (a) BSI has delivered to, or upon request will deliver to, Sun copies of the health and life insurance plans, bonus, deferred compensation, pension, profit sharing and retirement plans and all other employee benefit plans, programs or arrangements providing benefits for employees (or former employees) of BSI, all of which are listed on Section 2.1.7.8 of the BSI Disclosure Statement (the "BSI Benefit Plans"); a copy of the most recent favorable determination letter received with respect to a BSI Benefit Plan from the Internal Revenue Service (if the plan is a tax-qualified plan under the Code); the most recent annual report (Form 5500) filed with the Internal Revenue Service with respect to each BSI Benefit Plan (if any such report was required); and the most recent summary plan description for each BSI Benefit Plan for which a summary plan description is required. Each of the BSI Benefit Plans has been administered and maintained in material compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and, if applicable, the Code and all other applicable laws. There is no "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the
         Code) with respect to a BSI Benefit Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA), and there has been no application for a waiver of the minimum funding standards imposed by Code Section 412 with respect to any such plan. There are no pending or, to the knowledge of BSI, threatened claims by or on behalf of the BSI Benefit Plans, the United States Department of Labor, the Internal Revenue Service, or by any current or former employee of BSI or beneficiary of such current or former employee alleging a breach of any fiduciary duties or a violation of applicable state or federal law which could result in a material liability on the part of BSI or a BSI Benefit Plan under ERISA or any other law (other than benefit claims and funding obligations in the ordinary course of business). BSI has not suffered or otherwise caused a "complete withdrawal" or "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA, from any Multiemployer Pension Plan, as such term is defined in Section 3(37) of ERISA; BSI is not a party to any such Multiemployer Pension Plan.

                 (b) Except as set forth in Section 2.1.17 of the BSI Disclosure Statement, (i) neither BSI nor any BSI Subsidiary is a party to any collective bargaining agreement or other labor agreement with any union or labor organization; (ii) to the knowledge of BSI, there is no current union representation election or controversy involving employees of BSI or any of the BSI Subsidiaries, nor does BSI know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees; (iii) there is no material unfair labor practice charge or material grievance arising out of a collective bargaining agreement or other material grievance procedure against BSI or any of the BSI Subsidiaries pending, or to the knowledge of BSI, threatened; (iv) there is no material complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against BSI or any of the BSI Subsidiaries pending, or to the knowledge of BSI, threatened; (v) there is no strike, dispute, slowdown, work stoppage or lockout pending, or to the knowledge of BSI , threatened, against or involving BSI or any of the BSI Subsidiaries; (vi) BSI and the BSI Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health; and (vii) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of BSI, threatened, in respect of which any director, officer, employee or agent of BSI or any of the BSI Subsidiaries is or may be entitled to claim indemnification from BSI or any of the BSI Subsidiaries pursuant to their respective articles of incorporation or bylaws or as provided in any indemnification agreements.

                 2.1.18.  Investigations; Litigation.   Except as required
         pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (collectively, "HSR"), (i) no investigation or review by any governmental entity with respect to BSI or any of the transactions contemplated by this Agreement is pending or, to the best of BSI's knowledge, threatened, nor has any governmental entity indicated to BSI an intention to conduct the same, and (ii) there is no action, suit or proceeding pending or, to the best of BSI's knowledge, threatened against or affecting BSI at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which either individually or in the aggregate, does or is likely to result in a BSI Material Adverse Effect.

                 2.1.19. Information for Registration Statement and Proxy Statement/Prospectus. None of the information supplied or to be supplied by or on behalf of BSI for inclusion in or incorporation by reference in (a) the registration statement on form S-4 to be filed with the SEC by Sun in connection with the issuance of shares of Sun Common Stock and Sun Preferred Stock in the Merger (the "Registration Statement") will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading and (b) the proxy and information statement in definitive form relating to the meetings of the shareholders of Sun and BSI to be held in connection with the Merger and the prospectus relating to the Sun Common Stock and Sun Preferred Stock to be issued in the Merger (the "Joint Proxy Statement/Prospectus") will, at the dates mailed to such shareholders and, as the same may be amended or supplemented, at the times of such meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and will comply as to form in all material respects with the provisions of the Securities Act and the Securities Exchange Act and the rules and regulations thereunder.

                 2.1.20. Ownership of Sun Common Stock. BSI does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Securities Exchange Act) any shares of Sun Common Stock.

                 2.1.21. Vote Required. The approval of the Merger by a majority of all votes entitled to be cast by all holders of BSI Common Stock at a BSI Meeting at which a quorum is present, are the only votes of the holders of any class or series of the capital stock of BSI required to approve this Agreement, the Merger and the other transactions contemplated hereby (herein the "BSI Shareholders' Approval").

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF SUN

                 3.1. Representations and Warranties of Sun. Sun represents and warrants to BSI as follows:

                 3.1.1. Organization and Standing. Sun is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, financial condition, results of operations or prospects of Sun or the Sun Subsidiaries taken as a whole or on the consummation of this Agreement (any such material adverse effect being hereinafter referred to as a "Sun Material Adverse Effect"). As used in this Agreement, (a) the term "subsidiary" of a person shall mean any corporation or other entity (including partnerships and other business associations) in which such person directly or indirectly owns at least a majority of any class of the outstanding voting securities or equity and (b) the term "Sun Subsidiaries" means all direct or indirect subsidiaries of Sun. True, accurate and complete copies of the Certificate of Incorporation and Bylaws of Sun, in effect on the date hereof, have been delivered to BSI.

                 3.1.2. Authority; Noncontravention; Statutory Approvals; Compliance.

                          3.1.2.1. Authority. Sun has all requisite power and authority to enter into this Agreement and, subject to the applicable Sun Shareholders' Approval (as defined in Section 4.5), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Sun of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Sun, subject in the case of this Agreement to obtaining the applicable Sun Shareholders' Approval. This Agreement has been duly and validly executed and delivered by Sun and, assuming the due authorization, execution and delivery hereof and thereof by BSI, constitutes the valid and binding obligation of Sun enforceable against Sun in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors' generally.

                          3.1.2.2.  Noncontravention.  Except as set forth in
                 Section 3.1.2.2 of the Sun Disclosure Statement, the execution and delivery of this Agreement by Sun do not, and the consummation of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, modification, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, a "Violation" with respect to Sun or any of the Sun Subsidiaries) pursuant to any provisions of (i) the articles of incorporation, bylaws or similar governing documents of Sun or any of the Sun Subsidiaries, (ii) subject to obtaining the Sun Shareholders' Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in Section 3.1.2.3) applicable to Sun or any of the Sun Subsidiaries or any of their respective properties or assets or (iii) subject to obtaining the third-party consents or other approvals set forth in Section
                 3.1.2.2 of the Sun Disclosure Statement (the "Sun Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Sun or any of the Sun Subsidiaries is now a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations that would not, in the aggregate, have a Sun Material Adverse Effect.

                          3.1.2.3. Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "Governmental Authority"), the failure to obtain, make or give which would have, in the aggregate, a Sun Material Adverse Effect, is necessary for the execution and delivery of this Agreement by Sun or the consummation by Sun of the transactions contemplated hereby, except as described in
                 Section 3.1.2.3 of the Sun Disclosure Statement (the "Sun Required Statutory Approvals," it being understood that references in this Agreement to "obtaining" such Sun Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

                          3.1.2.4.  Compliance.  Except as set forth in Section
                 3.1.2.4 of the Sun Disclosure Statement, neither Sun nor any Sun Subsidiary, is in violation of or is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority except for violations which in the aggregate do not and, insofar as reasonably can be foreseen, will not have a Sun Material Adverse Effect. Except as set forth in Section 3.1.2.4 of the Sun Disclosure Statement, Sun and the Sun Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as currently conducted in all material respects except for those which the failure to obtain would not, in the aggregate, have a Sun Material Adverse Effect. Except as set forth in Section 3.1.2.4 of the Sun Disclosure Statement, neither Sun nor any Sun Subsidiary is in material breach or violation of or in material default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a material default under, (i) its articles of incorporation or bylaws or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject except in the case of clause (ii) for violations and defaults which would not, in the aggregate, have a Sun Material Adverse Effect.

                 3.1.3. Capitalization. The authorized capitalization of Sun consists of 20,000,000 shares of common stock, no par value (the "Sun Common Stock"), of which at the date hereof, 5,748,500 shares were issued and outstanding and 1,000,000 shares of preferred stock, $.01 par value per share (the "Sun Preferred Stock"), at which at the date hereof no shares were issued and outstanding. Except as set forth in Section
         3.1.3 of the Sun Disclosure Statement, there exist no (a) outstanding options, subscriptions, warrants, calls, or similar commitments to purchase, issue or sell or to convert any securities or obligations into any of the authorized or issued capital stock of Sun or any securities or obligations convertible into or exchangeable for such capital stock or (b) registration rights, stockholder agreements or voting agreements with respect to the outstanding shares of capital stock of Sun. The Sun Disclosure Schedule shall disclose that as of the date hereof and as of the Effective Date, there are outstanding not less than 290,250 options to purchase Sun Common Stock under Sun's existing stock option plans, such number of options otherwise will be available under the plans for issuance.

                 3.1.4. Sun Subsidiaries. All outstanding shares of stock of the Sun Subsidiaries are validly issued, fully paid, and nonassessable and owned by Sun, and Sun has good and indefeasible title thereto free and clear of any Encumbrance. Each such subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction under which it is incorporated and has full requisite corporate power and authority to own its property and carry on its business as presently conducted by it and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Sun Material Adverse Effect with respect to such subsidiary. As hereinafter used in this Article III, the term "Sun" also includes any and all of its directly and indirectly held subsidiaries, except where the context indicates to the contrary.

                 3.1.5. Reports and Financial Statements. Sun has previously furnished to BSI true and complete copies of (a) all annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1991, (b) Sun's other reports filed with the Commission since December 31, 1991, (c) all definitive proxy solicitation materials filed with the Commission since December 31, 1991, (d) any registration statements declared effective by the Commission since December 31, 1991 and (e) any other reports filed with the Commission by Sun after the date hereof under the Exchange Act (collectively, the "Reports"), and such Reports were, or will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis as of and for the periods involved and fairly present, or will present, the consolidated financial position for Sun and the Sun Subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position as of and for the periods then ended; and the Reports did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 1991, Sun has filed with the Commission all reports required to be filed by Sun under the Exchange Act and the rules and regulations of the Commission.

                 3.1.6. Liabilities. Sun does not have any liabilities or obligations, either accrued, absolute, contingent, or otherwise, or have any knowledge of any potential liabilities or obligations, which would constitute or result in a Sun Material Adverse Effect, other than those (i) disclosed in the Reports, (ii) reflected or reserved against in the September 30, 1996 unaudited consolidated balance sheet of Sun, (iii) incurred in the ordinary course of business since September 30, 1996 or (iv) set forth in Section 3.1.6 of the Sun Disclosure Statement.

                 3.1.7. Additional Sun Information. Section 3.1.7 of the BSI Disclosure Statement contains true, complete and correct lists of the following items, and Sun has furnished to BSI true, complete and correct copies of all documents referred to in such lists:

                          3.1.7.1. Real Estate. All real property and structures thereon owned, leased or subject to a contract of purchase and sale, or lease commitment, by Sun, with a description of the nature and amount of any Encumbrances thereto;

                          3.1.7.2. Machinery and Equipment. All machinery, transportation equipment, tools, equipment, furnishings, and fixtures (excluding such items as did not have a cost basis of $5,000 or more at their respective dates of acquisition by
                 Sun) owned, leased or subject to a contract of purchase and sale, or lease commitment, by Sun with a description of the nature and amount of any Encumbrances thereon;

                          3.1.7.3. Inventory. All inventory items or groups of inventory items owned by Sun, together with the amount of any Encumbrances thereon;

                          3.1.7.4. Receivables. All accounts and notes receivable of Sun, together with (i) aging schedules by invoice date and due date, (ii) the amounts provided for as an allowance for bad debts, (iii) the identity and location of any asset in which Sun holds a security interest to secure payment of the underlying indebtedness, and (iv) a description of the nature and amount of any Encumbrances on such accounts and notes receivable;

                          3.1.7.5. Payables. All accounts and notes payable of Sun, together with an appropriate aging schedule;

                          3.1.7.6. Insurance. All insurance policies or bonds currently maintained by Sun, including title insurance policies, with respect to Sun, including those covering Sun's properties, buildings, machinery, equipment, fixtures, employees and operations, as well as a listing of any premiums, audit adjustments or retroactive adjustments due or pending on such policies or any predecessor policies;

                          3.1.7.7. Material Contracts. All material contracts and license agreements, which shall include, but shall not be limited to, all agreements or commitments to purchase raw materials or inventory and all agreements which are to be performed in whole or in part after the Effective Date, and which involve or may involve aggregate payments by or to Sun of $50,000 or more after such date ("Material Contracts"); such list shall also include any obligations of Sun or its affiliates to make any payments or provide any consideration to any person as a result of the consummation of this Agreement;

                          3.1.7.8. Employee Compensation Plans. All Employee Plans;

                          3.1.7.9. Certain Salaries. The names and salary rates of all present officers and employees of Sun whose current regular annual salary rate is $50,000 or more, together with any bonuses paid or payable to such persons for the fiscal year ended December 31, 1995, and, to the extent existing on the date of this Agreement, all arrangements with respect to any bonuses to be paid to them from and after the date of this Agreement;

                          3.1.7.10. Employee Agreements. Any collective bargaining agreements of Sun with any labor union or other representative of employees, including amendments and supplements, and all employment and consulting agreements of Sun;

                          3.1.7.11. Patents. All patents, trademarks, copyrights and other material intellectual property rights owned, licensed, or used by Sun;

                          3.1.7.12.  Trade Names.  All trade names and
                 fictitious names used or held by Sun, whether and where such names are registered and where used;

                          3.1.7.13. Promissory Notes. All long-term and short-term promissory notes, installment contracts, loan agreements, credit agreements, and any other agreements of Sun relating thereto or with respect to collateral securing the same;

                          3.1.7.14. Guaranties. All indebtedness, liabilities and commitments of others and as to which Sun is a guarantor, endorser, co-maker, surety, or accommodation maker, or is contingently liable therefor (excluding liabilities as an endorser of checks and the like in the ordinary course of business) and all letters of credit, whether stand-by or documentary, issued by any third party;

                          3.1.7.15. Financial Statements. The September 30, 1996 unaudited consolidated balance sheet and related statement of income of Sun.

                 Section 3.1.7 of the Sun Disclosure Statement shall be true, complete and correct as of the Effective Date, except for items contained in Paragraphs 3.1.7.3; 3.1.7.4; 3.1.7.5; and 3.1.7.15, which are true, complete and correct as of September 30, 1996 or such other date as therein indicated. In addition, Sun shall, on BSI's request, furnish BSI copies of all Reports filed by Sun with the Commission after the date hereof through the Effective Date.

                 3.1.8. No Undisclosed Defaults. Except as may be specified in the Reports or in Section 3.1.8 of the Sun Disclosure Statement, Sun is not a party to, or bound by, any material contract or arrangement of any kind to be performed after the Effective Date, nor is Sun in default in any material obligation or covenant on its part to be performed under any material obligation, lease, contract, order, plan or other arrangement except as identified in the Reports or in such section.

                 3.1.9. Absence of Certain Changes or Events. Except as disclosed in the Sun Disclosure Statement, from September 30, 1996, through the date hereof, (a) Sun and each of the Sun Subsidiaries has conducted its business only in the ordinary course of business consistent with past practice and (b) there has not been, and no fact or condition exists which would have or, insofar as reasonably can be foreseen, could have, a Sun Material Adverse Effect.

                 3.1.10. Taxes. Except as set forth in Section 3.1.10 of the Sun Disclosure Statement, and except with respect to failures which in the aggregate, would not result in a material adverse change with respect to Sun, proper and accurate federal, state and local income, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by Sun for each period for which any returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by Sun; and the tax provision reflected in Sun's financial statements as of September 30, 1996 (which have been or will be delivered to BSI) is adequate, in accordance with generally accepted accounting principles, to cover liabilities of Sun at the date thereof for all taxes, including any interest, penalties and additions to taxes of any character whatsoever applicable to Sun or its assets or business. Except as set forth on Section 3.1.10 of the Sun Disclosure Statement, no waiver of any statute of limitations executed by Sun with respect to federal or state income or other tax is in effect for any period. The federal income tax returns of Sun have never been examined by the Internal Revenue Service. There are no tax liens on any assets of Sun except for taxes not yet currently due and those which could not reasonably be expected to result in a Sun Material Adverse Effect.

                 3.1.11.  Intellectual Property.  Except as set forth in
         Section 3.1.11 of the Sun Disclosure Statement, Sun owns or possesses licenses to use all Intellectual Property that is either material to the business of Sun or that is necessary for the manufacture, use or sale of any products manufactured, used or sold by Sun, including all such Intellectual Property listed in the Reports. The Intellectual Property is owned or licensed by Sun free and clear of any Encumbrance other than such Encumbrances as are listed in Section 3.1.11 of the Sun Disclosure Statement. Except as otherwise indicated in such section, Sun has not granted to any other person any license to use any Intellectual Property. Except as described in Section 3.1.11 of the Sun Disclosure Statement, none of the Intellectual Property violates, conflicts with or infringes the rights of any third parties. Sun has not received any notice of infringement, misappropriation, or conflict with, the intellectual property rights of others in connection with the use by Sun of its Intellectual Property.

                 3.1.12. Title to Properties. With exceptions which in the aggregate are not material, and except for merchandise and other property sold, used or otherwise disposed of in the ordinary course of business for fair value, Sun has good and indefeasible title to all its properties, interests in properties and assets, real and personal, reflected in the financial statements contained in the Reports, free and clear of any Encumbrance of any nature whatsoever, except (i) liens and Encumbrances reflected in the balance sheet of Sun included in the Reports, (ii) liens for current taxes not yet due and payable, and (iii) such imperfections of title, easements and Encumbrances, if any, as are not substantial in character, amount, or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair business operations. All leases pursuant to which Sun leases (whether as lessee or lessor) any real or personal property for rental or lease payments in excess of $100,000 on an annualized basis are in good standing, valid, and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by Sun and in respect to which Sun has not taken adequate steps to prevent a default from occurring. The buildings and premises of Sun that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All equipment of Sun and the Sun Subsidiaries is in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and is free from any known defects except as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations.

                 3.1.13. Litigation. Except as set forth in Section 3.1.13 of the Sun Disclosure Statement, (a) there are no material claims, suits, actions or proceedings, pending or, to the knowledge of Sun, threatened, nor are there, to the knowledge of Sun, any material investigations or reviews pending or threatened against, relating to or affecting Sun, any Sun Subsidiary or any Sun Benefit Plan (as defined in Section 3.1.17 hereof), (b) there are no material judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to Sun or any Sun Subsidiary, and (c) there have not been any material developments with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews.

                 3.1.14.  Environmental Compliance.  Except as set forth in
         Section 3.1.14 of the Sun Disclosure Statement:

                          3.1.14.1. Environmental Conditions. There are no environmental conditions or circumstances such as the presence or release of any hazardous substance on any property presently or previously owned by Sun that could result in a Sun Material Adverse Effect.

                          3.1.14.2. Permits, etc. Sun has in full force and effect all environmental permits, licenses, approvals and other authorizations required to conduct its operations and is operating in material compliance thereunder.

                          3.1.14.3. Compliance. Sun's operations and use of its assets do not violate any Applicable Environmental Laws, except for violations which, either singly or in the aggregate, would not result in a Sun Material Adverse Effect.

                          3.1.14.4. Past Compliance. None of the operations or assets of Sun has ever been conducted or used in such a manner as to constitute violation of any of the Applicable Environmental Laws except for violations which, either singly or in the aggregate, would not result in a Sun Material Adverse Effect.

                          3.1.14.5. Environmental Claims. No notice has been served on Sun from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution under any Applicable Environmental Laws, other than any of the foregoing which, either singly or in the aggregate, would not result in a Sun Material Adverse Effect.

                          3.1.14.6. Renewals. Sun does not know of any reason Sun would not be able to renew any of the permits, licenses, or other authorizations required pursuant to any Applicable Environmental Laws to operate and use any of Sun's assets for their current purposes and uses.

                 3.1.15. Compliance with Other Laws. Except as set forth in the Reports or in Section 3.1.15 of the Sun Disclosure Statement, Sun is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, OSHA or any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality, except for violations which, either singly or in the aggregate, do not and are not expected to result in a Sun Material Adverse Effect.

                 3.1.16. Finder's Fee. Except as set forth in Section 3.1.16 of the Sun Disclosure Statement, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Sun and its counsel, directly with BSI or its counsel, without the intervention of any other person as the result of an act of Sun and, so far as known to Sun, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or any similar payments.

                 3.1.17. Compliance with ERISA. (a) Sun has delivered to, or upon request will deliver to, BSI copies of the health and life insurance plans, bonus, deferred compensation, pension, profit sharing and retirement plans and all other employee benefit plans, programs or arrangements providing benefits for employees (or former employees) of Sun, all of which are listed on Section 3.1.7.8 of the Sun Disclosure Statement (the "Sun Benefit Plans"); a copy of the most recent favorable determination letter received with respect to a Sun Benefit Plan from the Internal Revenue Service (if the plan is a tax-qualified plan under the Code); the most recent annual report (Form 5500) filed with the Internal Revenue Service with respect to each Sun Benefit Plan (if any such report was required); and the most recent summary plan description for each Sun Benefit Plan for which a summary plan description is required. Each of the Sun Benefit Plans has been administered and maintained in material compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and, if applicable, the Code and all other applicable laws. There is no "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the
         Code) with respect to a Sun Benefit Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA), and there has been no application for a waiver of the minimum funding standards imposed by Code Section 412 with respect to any such plan. There are no pending or, to the knowledge of Sun, threatened claims by or on behalf of the Sun Benefit Plans, the United States Department of Labor, the Internal Revenue Service, or by any current or former employee of Sun or beneficiary of such current or former employee alleging a breach of any fiduciary duties or a violation of applicable state or federal law which could result in a material liability on the part of Sun or a Sun Benefit Plan under ERISA or any other law (other than benefit claims and funding obligations in the ordinary course of business). Sun has not suffered or otherwise caused a "complete withdrawal" or "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA, from any Multiemployer Pension Plan, as such term is defined in Section 3(37) of ERISA; Sun is not a party to any such Multiemployer Pension Plan.

                 (b) Except as set forth in Section 3.1.17 of the Sun Disclosure Statement, (i) neither Sun nor any Sun Subsidiary is a party to any collective bargaining agreement or other labor agreement with any union or labor organization; (ii) to the knowledge of Sun, there is no current union representation election or controversy involving employees of Sun or any of the Sun Subsidiaries, nor does Sun know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees; (iii) there is no material unfair labor practice charge or material grievance arising out of a collective bargaining agreement or other material grievance procedure against Sun or any of the Sun Subsidiaries pending, or to the knowledge of Sun, threatened; (iv) there is no material complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against Sun or any of the Sun Subsidiaries pending, or to the knowledge of Sun, threatened; (v) there is no strike, dispute, slowdown, work stoppage or lockout pending, or to the knowledge of Sun, threatened, against or involving Sun or any of the Sun Subsidiaries; (vi) Sun and the Sun Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health; and (vii) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of Sun, threatened, in respect of which any director, officer, employee or agent of Sun or any of the Sun Subsidiaries is or may be entitled to claim indemnification from Sun or any of the Sun Subsidiaries pursuant to their respective articles of incorporation or bylaws or as provided in any indemnification agreements.

                 3.1.18. Investigations; Litigation. Except as required pursuant to HSR, (i) no investigation or review by any governmental entity with respect to Sun in connection with any of the transactions contemplated by this Agreement is pending or, to the best of Sun's knowledge, threatened, nor has any governmental entity indicated to Sun an intention to conduct the same and (ii) there is no action, suit or proceeding pending or, to the best of Sun's knowledge, threatened against or affecting Sun or the Sun Subsidiaries at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which either individually or in the aggregate, does or is likely to result in a Sun Material Adverse Effect.

                 3.1.19. Information for Registration Statement and Proxy Statement/Prospectus. None of the information supplied or to be supplied by or on behalf of Sun for inclusion in or incorporation by reference in (a) the registration statement on form S-4 to be filed with the SEC by Sun in connection with the issuance of shares of Sun Common Stock and Sun Preferred Stock in the Merger (the "Registration Statement") will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading and (b) the proxy and information statement in definitive form relating to the meetings of the shareholders of BSI and Sun to be held in connection with the Merger and the prospectus relating to the Sun Common Stock and Sun Preferred Stock to be issued in the Merger (the "Joint Proxy Statement/Prospectus") will, at the dates mailed to such shareholders and, as the same may be amended or supplemented, at the times of such meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and will comply as to form in all material respects with the provisions of the Securities Act and the Securities Exchange Act and the rules and regulations thereunder.

                 3.1.20. Ownership of BSI Common Stock. Sun does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Securities Exchange Act) any shares of BSI Common or Preferred Stock.

                 3.1.21. Vote Required. The approval of the Merger by two-thirds of all votes entitled to be cast by all holders of Sun Common Stock at a Sun Meeting at which a quorum is present are the only votes of the holders of any class or series of the capital stock of Sun required to approve this Agreement, the Merger and the other transactions contemplated hereby (herein, the "Sun Shareholders' Approval").

                                   ARTICLE IV

                       OBLIGATIONS PENDING EFFECTIVE DATE

         4.1.    Agreements of Sun and BSI.  Subject to the provisions of
Section 4.7 hereof with respect to Sun, each of Sun and BSI agrees that from the date hereof to the Effective Date, except as otherwise set forth in the Disclosure Statement, it will (and unless otherwise indicated by the context, since September 30, 1996 or the date of the last Report, it has):

                 4.1.1. Maintenance of Present Business. Other than as contemplated by this Agreement, operate its business only in the usual, regular, and ordinary manner so as to maintain the goodwill it now enjoys and, to the extent consistent with such operation, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, jobbers, distributors, and others having business dealings with it;

                 4.1.2. Maintenance of Properties. At its expense, maintain all of its property and assets in customary repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted;

                 4.1.3. Maintenance of Books and Records. Maintain its books of account and records in the usual, regular, and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

                 4.1.4. Compliance with Law. Duly comply in all material respects with all laws applicable to it and to the conduct of its business;

                 4.1.5. Inspection of Each Merging Corporation. Permit the other party hereto, and its officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other authorized representatives (collectively the "Representatives"), during normal business hours, to inspect its records and to consult with its officers, employees, attorneys, and agents for the purpose of determining the accuracy of the representations and warranties hereinabove made and the compliance with covenants contained in this Agreement. Sun and





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
         BSI each agrees that it and its officers and representatives shall hold all data and information obtained with respect to the other party hereto in confidence and each further agrees that it will not use such data or information or disclose the same to others, except to the extent such data or information either are, or become, published or a matter of public knowledge; and

                 4.1.6. No Solicitation. No party hereto shall, and each such party shall cause its subsidiaries not to, permit any of its Representatives to, and shall use its best efforts to cause such persons not to, directly or indirectly, initiate, solicit or encourage, or take any action to facilitate the making of any offer or proposal which constitutes or is reasonably likely to lead to any Takeover Proposal (as defined below), or, in the event of any unsolicited Takeover Proposal, engage in negotiations or provide any confidential information or data to any person relating to any Takeover Proposal. Notwithstanding the foregoing, in the event of an unsolicited Takeover Proposal, unless the Sun Shareholder Approval and the BSI Shareholder Approval shall have both been obtained, Sun or BSI may, to the extent that its Board of Directors is advised in a written, reasoned opinion of outside counsel that such action is required by its fiduciary duties under law, participate in discussions or negotiations with and furnish information to any person in connection with an unsolicited Takeover Proposal made by such person. Each party hereto shall notify the other party orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof, shall keep the other party informed of the status and details of any such inquiry and shall give the other party five days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal.
         Each party hereto shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted heretofore with respect to any Takeover Proposal. As used in this Section 4.1.6, "Takeover Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving any party to this Agreement or any of its material subsidiaries, or any proposal or offer (in each case, whether or not in writing and whether or not delivered to the stockholders of a party generally) to acquire in any manner, directly or indirectly, a substantial equity interest in, or a substantial portion of the assets of any party to this Agreement or any of its material subsidiaries, other than pursuant to the transactions contemplated by this Agreement. Nothing contained herein shall prohibit a party from taking and disclosing to its shareholders a position contemplated by Rule 14c-2(a) under the Exchange Act with respect to a Takeover Proposal by means of a tender offer.

                 4.2. Additional Agreements of Sun and BSI. Sun and BSI agree to take the following actions after the date hereof:

                 4.2.1. Hart-Scott-Rodino. Within 20 days of the date hereof, each party (or their affiliates) shall file such materials as are required under the HSR Act with respect to the transaction contemplated hereby and shall cooperate with the other party to the extent necessary to assist the other party in the preparation of such filings.

                 4.2.2. Proxy Statement/Prospectus. Sun and BSI shall cooperate in the preparation and prompt filing of the Joint Proxy Statement/Prospectus contemplated by Section 4.6 hereof with the Commission with respect to, among other things, the meetings of Sun's and BSI's stockholders called for the purpose of securing stockholder approval of the merger contemplated by this Agreement. Each of Sun and BSI shall use all reasonable efforts to have such proxy statement/prospectus cleared by the Commission.

                 4.2.3. Notice of Material Developments. Each of Sun and BSI will promptly notify the other party in writing of any Material Adverse Effect with respect Sun or BSI, respectively.

         4.3. Additional Agreements of BSI. Except as otherwise set forth in the BSI Disclosure Statement, BSI agrees that from September 30, 1996 it has not, and from the date hereof to the Effective Date, it will:

                 4.3.1. Prohibition of Certain Employment Contracts. Not enter into any contracts of employment which (i) cannot be terminated on notice of 14 days or less or (ii) provide for any severance payments or benefits covering a period beyond the termination date except as may be required by law;

                 4.3.2. Prohibition of Certain Loans. Not incur any borrowings except (i) the refinancing of indebtedness now outstanding or additional borrowings under its existing revolving credit facilities, (ii) the prepayment by customers of amounts due or to become due for goods sold or services rendered or to be rendered in the future, (iii) trade payables incurred in the ordinary course of business, (iv) other borrowings incurred in the ordinary course of business to finance normal operations or (v) as is otherwise agreed to in writing by Sun;

                 4.3.3. Prohibition of Certain Commitments. Not enter into commitments for capital expenditures which would exceed $100,000 in the aggregate, except (i) as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business, (ii) as may be required by law or (iii) as is otherwise agreed to in writing by Sun;

                 4.3.4. Disposal of Assets. Not sell, dispose of, or encumber, any property or assets, except (i) in the ordinary course of business or (ii) as is otherwise agreed to in writing by Sun;

                 4.3.5. Maintenance of Insurance. Maintain insurance upon all its properties and with respect to the conduct of its business of such kinds and in such amounts as is customary in the type of business in which it is engaged, but not less than that presently carried by it, which insurance may be added to from time to time in its discretion; provided, that if during the period from the date hereof to and including the Effective Date any of its property or assets are damaged or destroyed by fire or other casualty, the obligations of Sun and BSI under this

         Agreement shall not be affected thereby (subject, however, to the provision that the coverage limits of such policies are adequate in amount to cover the replacement value of such property or assets and loss of profits during replacement, less commercially reasonable deductible, if of material significance to the assets or operations of
         BSI) but it shall promptly notify Sun in writing thereof and proceed with the repair or restoration of such property or assets in such manner and to such extent as may be approved by Sun, and upon the Effective Date all proceeds of insurance and claims of every kind arising as a result of any such damage or destruction shall remain the property of Surviving Corporation;

                 4.3.6. No Amendment to Certificate of Incorporation, etc. Not amend its certificate of incorporation or bylaws or other organizational documents or merge or consolidate with or into any other corporation or change in any manner the rights of its capital stock or the character of its business;

                 4.3.7. No Issuance, Sale, or Purchase of Securities. Except with respect to exercises of currently outstanding warrants or options and the proposed equity investment described in Section 2.1.3(b) hereof, not issue or sell, or issue options or rights to subscribe to (or cancel or amend any options currently outstanding), or enter into any contract or commitment to issue or sell (upon conversion or otherwise), any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock; and

                 4.3.8. Prohibition on Dividends. Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof.

         4.4. Additional Agreements of Sun. Except as otherwise set forth in the Sun Disclosure Statement, subject to the provisions of Section 4.7 hereof, Sun agrees that from the date of its last Report, it has not, and from the date hereof to the Effective Date, it will:

                 4.4.1. Prohibition of Certain Employment Contracts. Not enter into any contracts of employment which (i) cannot be terminated on notice of 14 days or less or (ii) provide for any severance payments or benefits covering a period beyond the termination date except as may be required by law, provided, however, any severance agreement or payment or any incentive bonus plan entered into prior to the date hereof is subject to approval by BSI;

                 4.4.2. Prohibition of Certain Loans. Not incur any borrowings except (i) the refinancing of indebtedness now outstanding or additional borrowings under its existing revolving credit facilities, (ii) the prepayment by customers of amounts due or to become due for goods sold or services rendered or to be rendered in the future, (iii) trade payables incurred in the ordinary course of business, (iv) other borrowings incurred in the ordinary course of business to finance normal operations or (v) as is otherwise agreed to in writing by BSI;

                 4.4.3. Prohibition of Certain Commitments. Not (a) enter into commitments for capital expenditures which would exceed $500,000, in the aggregate, except (i) as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business, (ii) as may be required by law or (iii) as is otherwise agreed to in writing by BSI or (b) enter into any agreement with any affiliate of Sun without BSI's written consent;

                 4.4.4. Disposal of Assets. Not sell, dispose of, or encumber, any property or assets, except (i) in the ordinary course of business or (ii) as is otherwise agreed to in writing by BSI;

                 4.4.5. Maintenance of Insurance. Maintain insurance upon all its properties and with respect to the conduct of its business of such kinds and in such amounts as is customary in the type of business in which it is engaged, but not less than that presently carried by it, which insurance may be added to from time to time in its discretion; provided, that if during the period from the date hereof to and including the Effective Date any of its property or assets are damaged or destroyed by fire or other casualty, the obligations of Sun and BSI under this Agreement shall not be affected thereby (subject, however, to the provision that the coverage limits of such policies are adequate in amount to cover the replacement value of such property or assets and loss of profits during replacement, less commercially reasonable deductible, if of material significance to the assets or operations of Sun) but it shall promptly notify BSI in writing thereof and proceed with the repair or restoration of such property or assets in such manner and to such extent as may be approved by BSI, and upon the Effective Date all proceeds of insurance and claims of every kind arising as a result of any such damage or destruction shall remain the property of Surviving Corporation;

                 4.4.6. No Amendment to Articles of Incorporation, etc. Except as otherwise provided herein, not amend its articles of incorporation or bylaws or other organizational documents or merge into any other corporation or change in any manner the rights of its capital stock or the character of its business;

                 4.4.7. No Issuance, Sale, or Purchase of Securities. Except with respect to exercises of currently outstanding warrants or options, not issue or sell, or issue options or rights to subscribe to (or cancel or amend any options currently outstanding), or enter into any contract or commitment to issue or sell (upon conversion or otherwise), any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock;

                 4.4.8. Prohibition on Dividends. Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

                 4.4.9. Listing of Sun Common Stock. Use its best efforts to cause, as of the Effective Date, the listing on The Nasdaq Stock Market of the shares of Sun Common Stock to be issued pursuant to this Agreement; and

                 4.4.10. Notice of Certain Developments. Promptly furnish to BSI copies of all communications from Sun to its stockholders and all reports filed by it with the Commission and The Nasdaq Stock Market, and relating to periodic or other material developments concerning Sun's financial condition, business, or affairs.

         4.5. Stockholders' Meetings. Each party shall promptly call and hold a meeting of stockholders (the "BSI Meeting" and the "Sun Meeting", respectively) for the purpose of considering and acting upon proposals to approve the Merger contemplated by this Agreement (and the Reincorporation with respect to Surviving Corporation) and any other matters requiring stockholder approval in connection herewith (the "BSI Shareholder Approval" and the "Sun Shareholder Approval", respectively).

         4.6.    Joint Proxy Statement and Registration Statement.

                 4.6.1.   Preparation and Filing.   As promptly as reasonably
         practicable after the date hereof, Sun will prepare and file (with the cooperation of BSI) with the Securities and Exchange Commission (the "Commission") in accordance with the Securities Act and Securities Exchange Act, a combined joint proxy statement (the "Joint Proxy Statement/Prospectus") and registration statement on Form S-4 (the "Registration Statement"), relating to approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of Sun and BSI. The parties will take such actions as may be reasonably required to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing and to cause the shares of Sun Common Stock and Sun Preferred Stock issuable in connection with the Merger to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; provided, however, that no party shall be required to register or qualify as a foreign corporation or to take other action which would subject it to general service of process in any jurisdiction where it will not be, following the Merger, so subject. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Registration Statement or the Joint Proxy Statement/Prospectus. As soon as reasonably practicable after the Registration Statement has been declared effective by the Commission, Sun and BSI shall promptly mail to each of the respective stockholders in Sun and BSI the Joint Proxy Statement/Prospectus. Subject to the exercise of fiduciary obligations under applicable law as advised in writing by outside counsel (a copy of which will be provided promptly to BSI), Sun shall, through its Board of Directors, include in the Joint Proxy Statement/Prospectus the recommendation of the Board of Directors of Sun that the stockholders of Sun adopt this Agreement, and shall use its best efforts to obtain such adoption.

                 4.6.2. Fairness Opinions. It shall be a condition to the mailing of the Joint Proxy Statement/Prospectus to the shareholders of BSI and Sun that Sun shall have received an opinion from Rodman & Renshaw dated the date of the Joint Proxy Statement/Prospectus, to the effect that, as of the date thereof, the consideration to be paid in the Merger is fair from a financial point of view to the holders of Sun Common Stock; provided, however, that the opinion need not address the consideration to be paid to SeaFirst.

         4.7. Additional Agreements regarding Operation of Sun Pending Effective Date.

                 (a) On or prior to the date hereof, Sun's Board of Directors has approved the business plan prepared by BSI with respect to Sun's operations pending the Effective Date ("Plan"), which approval includes the direction by such board to Sun's management to implement the Plan. Accordingly, subject to the following provisions, Sun hereby agrees to implement the Plan in all material respects. Sun shall not be obligated to implement any particular provision of the Plan if the Board determines that such actions are, based on more recent information or events, inconsistent with the objectives of the Plan and are not in the best interests of Sun and its shareholders. Sun and BSI agree that BSI shall have no authority to take any action on behalf of Sun with respect to the Plan (or the Additional Recommendations, as defined below) and shall not be involved in the implementation of the Plan except as requested by Sun.

                 (b) Prior to the Effective Date, Sun agrees to provide to BSI on the first and fifteenth day of each month a written summary report regarding the status of the Plan and the results thereof, which report shall include a listing of all matters which have not yet been implemented in material compliance with the Plan. Based on these reports and BSI's independent inspection of Sun's operations, BSI will make other recommendations and suggestions regarding Sun's operations prior to the Effective Date (the "Additional Recommendations"). BSI will discuss with Sun's management and/or Board of Directors the Additional Recommendations, the reasons for the Additional Recommendations and how such Additional Recommendations affect or complement the Plan. Sun hereby agrees to implement the Additional Recommendations in all material respects; provided, however, that Sun shall have no obligation to implement the Additional Recommendations unless the Board finds that the Additional Recommendations are consistent with the Plan and are in the best interest of Sun and its shareholders.

                 (c) Notwithstanding any other term or provision of this Agreement, BSI hereby agrees that all actions taken by Sun in accordance with the Plan or the Additional Recommendations (and the consequences thereof) shall in no event constitute a breach of any representation, warranty, covenant or agreement herein.

                 (d) Sun hereby agrees that in the event the Plan and the Additional Recommendations are not timely implemented in all material respects notwithstanding any determination by the Sun Board of Directors regarding the advisability of the Plan or the Additional Recommendations, BSI may elect to notify Sun of its intent to terminate this Agreement, and upon such termination shall have the right to reimbursement of all documented legal, accounting and other out-of-pocket expenses incurred by BSI in connection with the negotiation, execution and performance of this Agreement (such expenses not to exceed $500,000 for the purposes of this section only); provided, however, BSI shall give Sun ten days prior written notice of any such proposed termination, and Sun shall have such ten day period in which to cure its failure to implement the Plan and/or the Additional Recommendations. If such failure is not cured within such ten day period, BSI shall be entitled to terminate this Agreement and to immediate expense reimbursement as hereinabove provided.

                 (e) (i) In the event the Merger is not consummated, Sun hereby agrees to indemnify and hold harmless BSI, and its officers, directors, affiliates, shareholders and agents (collectively, "indemnitees"), from and against any and all claims, damages, lawsuits, expenses, costs, judgments and liabilities (including counsel fees and expenses) of any nature whatsoever ("Losses") relating to the Plan or the Additional Recommendations, to the extent the indemnitees incur any Losses as a result of Sun's implementation thereof, or with respect to any third-party claim against the indemnitees with respect to the actions taken by Sun which relate to the Plan or the Additional Recommendations.

                          (ii) Promptly after BSI becomes aware of one or more facts, occurrences, happenings or events (including, without limitation, the commencement of any action) which may give rise to a claim for indemnification under this section, BSI shall notify Sun in writing of such facts, occurrences, happenings or events, but failure to give such notice shall not relieve Sun of any liability hereunder except for any fees or expenses unreasonably incurred in connection therewith or to the extent such failure actually prejudices Sun with respect to such claim or action. Thereafter, BSI shall deliver to Sun, promptly after BSI's receipt thereof, copies of all notices and documents received by BSI relating to such claim or action. Any claims for indemnification under this section must be asserted in writing (setting forth in reasonable detail a description of such claim) to Sun.

                          (iii) BSI shall provide Sun with prompt notice of the payment or occurrence of any Losses. Upon the payment or occurrence of any Loss, Sun shall pay the indemnitee the amount of such Loss.

                          (iv) If, pursuant to this section, BSI notifies Sun of any claim or legal proceeding by any person (other than BSI or any other indemnitee) which might give rise to a claim for indemnification against Sun, Sun, at its sole cost and expense, may, upon written notice to BSI, assume the defense of such claim or related legal proceeding. If Sun assumes the defense of any such claim or legal proceeding, Sun shall select counsel reasonably acceptable to BSI to conduct the defense of such claim or legal proceeding and, at the sole cost and expense of Sun, shall take all steps reasonably necessary in the defense, compromise or settlement thereof; provided, that Sun shall not expressly consent to a settlement or compromise of, or expressly consent to the entry of any judgment arising from, any such claim or legal proceeding without the prior written consent of BSI (which consent shall not be unreasonably withheld or delayed, although BSI may, in considering whether or not to give such consent, assess the implications of such settlement, compromise or judgment on the current or future conduct of BSI's business activities). BSI and any other indemnitee shall be entitled to participate in (but not control) the defense of any such action, with their own counsel and at their own expense.

                 If, with respect to a third-party claim, Sun neither acknowledges nor disclaims in writing to BSI Sun's obligation to indemnify the indemnitees pursuant hereto, BSI or any other indemnitee may defend against such claim or related legal proceeding with such counsel and in such manner as they deem appropriate, and may consent to the settlement or compromise of, or consent to the entry of a judgment arising from, such claim or legal proceeding without the consent of Sun. Sun and its agents and representatives shall be entitled to participate in (but not control) the defense of any such action, with Sun's own counsel and at its own expense.

                 Whether or not Sun chooses to defend any claim or litigation for which BSI or any other indemnitee may be entitled to indemnification under this section, each of the parties hereto shall cooperate in the defense thereof. Such cooperation shall include the retention and the provision of records and information that are reasonably relevant to such claim or litigation, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

         4.8. Disclosure Statement. On the date of this Agreement, (i) BSI has delivered to Sun a Statement (the "BSI Disclosure Statement"), accompanied by a certificate signed by the chief financial officer of BSI stating that the BSI Disclosure Statement is being delivered pursuant to this Section 4.8(i), and (ii) Sun has delivered to BSI a Statement (the "Sun Disclosure Statement"), accompanied by a certificate signed by the chief financial officer of Sun stating that the Sun Disclosure Statement is being delivered pursuant to this
Section 4.8(ii). The BSI Disclosure Statement and the Sun Disclosure Statement are collectively referred to herein as the "Disclosure Statements." The Disclosure Statements, when so delivered, shall be deemed to constitute an integral part of this Agreement and to modify or otherwise affect the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Statements. Except as otherwise contained herein or in the Disclosure Statements, any and all statements, representations, warranties or disclosures set forth in the Disclosure Statements shall be deemed to have been made on and as of the date of this Agreement.

                                   ARTICLE V

                      CONDITIONS PRECEDENT TO OBLIGATIONS

         5.1. Conditions Precedent to Obligations of BSI. The obligations of BSI to consummate and effect the Merger hereunder shall be subject to the satisfaction of the following conditions, or to the waiver thereof by BSI in the manner contemplated by Section 6.4 on or before the Closing Date:

                 5.1.1. Representations and Warranties of Sun; Performance of Obligations. The representations and warranties of Sun herein contained shall be true and correct as of the date hereof and as of the Closing Date with the same effect as though made at such date (except to the extent such representations and warranties speak only as of any other date, which need only be true and correct as of such other date), except as affected by transactions permitted or contemplated by this Agreement; except in each case for such failures of representations and warranties to be true and correct (without regard to any materiality qualifications contained therein) which individually, or in the aggregate, have not had and would not be reasonably likely to result in a Sun Material Adverse Effect. Sun shall have performed and complied, in all material respects, with all its agreements and covenants contained in or contemplated by this Agreement to be performed or complied with by Sun before the Closing Date; and Sun shall have delivered to BSI a certificate, dated the Closing Date and signed by its chairman of the board or its president, and by its chief financial or accounting officer, and its secretary, to the effect that, to the best of such officer's knowledge, such conditions have been satisfied; provided however, BSI acknowledges that Sun has delivered to BSI, on or before the date of this Agreement, its business plan for the remainder of 1996 and for the first quarter of 1997 the (the "Sun Business Plan") and BSI agrees that if Sun achieves the results forecasted in the Sun Business Plan in all material respects, BSI will not assert that such financial results constitute a Sun Material Adverse Effect even though such financial results show a decline from the results of operations set forth in the financial statements dated September 30, 1996 delivered to BSI pursuant to the Agreement; provided further, the foregoing provisions shall not preclude BSI from asserting that a Sun Material Adverse Effect has occurred as a result of other occurrences which might constitute a Sun Material Adverse Effect.

                 5.1.2. No Injunction. No injunction or restraining order shall be in effect in any court of competent jurisdiction which would restrain or prohibit the consummation of the merger contemplated hereby.

                 5.1.3. Opinion of Sun Counsel. BSI shall have received a favorable opinion, dated as of the Effective Date, from Graham & James, LLP/Riddell Williams P.S., counsel for Sun, in form and substance reasonably satisfactory to BSI, to the effect that (i) Sun has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Washington; (ii) all corporate proceedings required to be taken by or on the part of Sun to authorize the execution of this Agreement and the implementation of the merger contemplated hereby have been taken; (iii) the shares of Sun Common and Preferred Stock which are to be delivered in accordance with this Agreement will, when issued, be validly issued, fully paid and nonassessable outstanding securities of Sun; and (iv) this Agreement has been duly executed and delivered by, and is the legal, valid and binding obligation of Sun and is enforceable against Sun in accordance with its respective terms, except as enforceability may be limited by (a) equitable principles of general applicability or (b) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally. Such opinion also shall cover such other matters incident to the transactions herein contemplated as BSI and its counsel may reasonably request. In rendering such opinion, such counsel may rely upon (i) certificates of public officials and of officers of Sun as to matters of fact and (ii) the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to BSI, as to matters other than federal or Washington law.

                 5.1.4. Tax Opinion. BSI shall have received an opinion of Porter & Hedges, L.L.P., in form and substance satisfactory to BSI, dated the Effective Date, that BSI and holders of BSI Common Stock and BSI Preferred Stock (except to the extent any stockholders receive cash in lieu of fractional shares and except for payments to any dissenting stockholder) will recognize no gain or loss for federal income tax purposes as a result of consummation of the Merger.

                 5.1.5. Stockholder Approval. The approval of a requisite majority of the stockholders of Sun of the Merger contemplated by this Agreement shall have been obtained.

                 5.1.6. Hart-Scott-Rodino, etc. All waiting periods required by HSR shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained without the imposition of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of particular assets or businesses of Sun, its affiliates or any component of BSI or other actions as a precondition to the expiration of any waiting period or the receipt of any necessary governmental approval or consent.

                 5.1.7. Listing of Sun Common Stock. The Nasdaq Stock Market shall have agreed that on the Effective Date it will list the shares of Sun Common Stock issuable at the Effective Date of this Agreement.

                 5.1.8. Consent of Certain Parties in Privity With Sun. The holders of any material indebtedness of Sun, the lessors of any material property leased by Sun, and the other parties to any other material agreements (including those licensors listed in Section 5.1.8 of the Sun Disclosure Statement hereto) to which Sun is a party shall have, if required by the terms of the respective agreement, consented to the Merger contemplated hereby (which consents shall have been obtained without any material charge or expense imposed by the consenting party and without any material adverse amendments to any underlying agreements).

                 5.1.9. Resignations. All officers and directors of Sun shall have provided written resignations to BSI with respect to such positions.

                 5.1.10. Sun Dissenters. The holders of not more than 1% of the issued and outstanding shares of Sun Common Stock (the "Sun Dissenting Shareholders") shall have delivered a written demand for appraisal of such shares in the manner provided in the WBCA.

                 5.1.11. Registration Statement Effective. The Registration Statement shall have been declared effective by the Commission, the information contained therein shall be true and correct in all material respects, no stop order shall have been issued or proceedings instituted or threatened suspending the effectiveness of the Registration Statement and all approvals, consents, permits, licenses or qualifications from authorities administering the securities or "blue-sky" laws of any state having jurisdiction, required in the reasonable judgment of BSI for the consummation of the merger, shall have been obtained and shall be effective, and no such approval, consent, permit, license, or qualification shall contain any condition which in the judgment of BSI is unduly burdensome.

                 5.1.12. Financing. BSI shall have obtained debt financing in an amount sufficient in its reasonable judgment for the consummation of the Merger.

                 5.1.13. Lock-Up Agreement of SeaFirst. SeaFirst shall have executed a 180 day "Lock-up" agreement with respect to its shares of Sun Common Stock held at the Effective Date, such agreement to be in a form acceptable to BSI.

                 5.1.14. Additional Matters. Sun shall have provided to BSI such additional resolutions and certificates as may be reasonably required in connection with the consummation of the Merger.

         5.2. Conditions Precedent to Obligations of Sun. The obligations of Sun to consummate and effect the Merger hereunder shall be subject to the satisfaction of the following conditions, or to the waiver thereof by Sun in the manner contemplated by Section 6.4 on or before the Closing Date:

                 5.2.1. Representations and Warranties of BSI; Performance of Obligations. The representations and warranties of BSI herein contained shall be true and correct as of the date hereof and as of the Closing Date with the same effect as though made at such date (except to the extent such representations and warranties speak only as of any other date, which need only be true and correct as of such other date), except as affected by transactions permitted or contemplated by this Agreement; except in each case for such failures of representations and warranties to be true and correct (without regard to any materiality qualifications contained therein) which individually, or in the aggregate, have not had and would not be reasonably likely to result in a BSI Material Adverse Effect. BSI shall have performed and complied, in all material respects, with all its agreements and covenants contained in or contemplated by this Agreement to be performed or complied with by BSI before the Closing Date; and BSI shall have delivered to Sun a certificate, dated the Closing Date and signed by its chairman of the board or its president, and by its chief financial or accounting officer, and its secretary, to the effect that, to the best of such officer's knowledge, such conditions have been satisfied.

                 5.2.2. No Injunction. No injunction or restraining order shall be in effect in any court of competent jurisdiction which would restrain or prohibit the consummation of the merger contemplated hereby.

                 5.2.3. Opinion of BSI's Counsel. Sun shall have received a favorable opinion, dated the Effective Date, from Porter & Hedges, L.L.P., counsel to BSI, in form and substance reasonably satisfactory to Sun, to the effect that (i) BSI has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; (ii) all corporate or other proceedings required to be taken by or on the part of BSI to authorize the execution of this Agreement and the implementation of the merger contemplated hereby have been taken; and (iii) this Agreement has been duly executed and delivered by, and is the legal, valid and binding obligation of BSI and is enforceable against BSI in accordance with its terms, except as the enforceability may be limited by (a) equitable principles of general applicability or (b) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally. Such opinion shall also cover such other matters incident to the transactions herein contemplated as Sun and its counsel may reasonably request. In rendering such opinion, such counsel may rely upon (i) certificates of public officials and of officers of BSI as to matters of fact and (ii) on the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to Sun, as to matters other than federal or Texas law.

                 5.2.4. Tax Opinion. Sun shall have received an opinion of Graham & James LLP/Riddell Williams P.S. in form and substance satisfactory to Sun, dated the Effective Date, that Sun and holders of Sun Common Stock (except to the extent any stockholders receive the Cash Consideration or cash in lieu of fractional shares and except for payments to any dissenting shareholder) will recognize no gain or loss for federal income tax purposes as a result of consummation of the Merger.

                 5.2.5. Stockholder Approval. The approval of the requisite majority of the stockholders of BSI and Sun of the Merger contemplated by this Agreement shall have been obtained.

                 5.2.6. Hart-Scott-Rodino, etc. All waiting periods required by HSR shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained without the imposition of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of particular assets or businesses of Sun, its affiliates or any component of BSI or other actions as a precondition to the expiration of any waiting period or the receipt of any necessary governmental approval or consent.

                 5.2.7. Fairness Opinion. Sun shall have received a favorable opinion from Rodman & Renshaw for inclusion in the Joint Proxy Statement/Prospectus as to the fairness, from a financial point of view, to the holders of Sun Common Stock (other than SeaFirst) of the consideration to be paid in the merger.

                 5.2.8. Consent of Certain Parties in Privity With BSI. The holders of any material indebtedness of BSI, the lessors of any material property leased by BSI, and the other parties to any other material agreements (including those licensors listed on Section 5.2.8 of the BSI Disclosure Statement hereto) to which BSI is a party shall have, if required by the terms of the respective agreements, consented to the Merger contemplated hereby (which consents shall have been obtained without any material charge or expense imposed by the consenting party and without any material adverse amendments to any underlying agreements).

                 5.2.9. Registration Statement Effective. The Registration Statement shall have been declared effective by the Commission, the information contained therein shall be true and correct in all material respects, no stop order shall have been issued or proceedings instituted or threatened suspending the effectiveness of the Registration Statement or, in the reasonable opinion of Sun's counsel, the issuance of the Sun Common Stock and Sun Preferred Stock to the BSI stockholders shall be exempt from registration under federal securities laws.

                 5.2.10. BSI Dissenters. The holders of not more than 1% of the issued and outstanding BSI Common Stock and BSI Preferred Stock shall have dissented with respect to the Merger as provided in the DGCL.

                 5.2.11. Equity Investment. BSI shall have obtained the equity investment as contemplated by Section 2.1.3(b) hereof.

                 5.2.12. Additional Matters. BSI shall have provided to Sun such additional resolutions and certificates as may be reasonably required in connection with the consummation of the merger.

         5.3. Additional Condition Precedent. The obligations of BSI and Sun to consummate and effect the Merger also shall be subject to the condition that BSI shall have secured, on or prior to the earlier to occur of the mailing of the Joint Proxy Statement/Prospectus or January 15, 1997 (the "Financing Termination Date"), a commitment letter in customary form (the "Commitment") for debt financing in addition to that already in place of not less than $5,000,000 for purposes of the consummation of the Merger. The Commitment shall be from a lender reasonably acceptable to Sun. BSI shall deliver a copy of the Commitment to Sun on or prior to the Financing Termination Date. In the event that BSI has not secured the Commitment and delivered a copy of the same to Sun on or prior to the Financing Termination Date, BSI or Sun each shall be entitled to terminate this Agreement at any time thereafter upon written notice to the other in the manner provided for in Article VI of this Agreement.

                                   ARTICLE VI

                          TERMINATION AND ABANDONMENT


         6.1. Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated hereby abandoned at any time (whether before or after the approval and adoption thereof by the stockholders of BSI or Sun contemplated by this Agreement) before the Effective Date:

                 6.1.1. By Mutual Consent. By mutual written consent of Sun and BSI.

                 6.1.2. By Sun Because of Conditions Precedent. By Sun, if any condition set forth in Paragraph 5.2 hereof has not been met and has not been waived prior to the Effective Date; provided however, that prior to any termination of this Agreement by Sun on the basis that BSI has not met the conditions of Section 5.2.1, Sun shall first provide written notice to BSI, of (i) any breaches of the representations and warranties of BSI made herein as of the date hereof which breaches, individually or in the aggregate, have had, would or would be reasonably likely to result in a BSI Material Adverse Effect, and BSI shall have 20 days to remedy such breaches after receipt by BSI of notice in writing from Sun, specifying the nature of such breaches and requesting that they be remedied, or (ii) any failure to perform and comply with in all material respects its agreements and covenants hereunder, and BSI shall have 20 days to perform such agreement or covenants after receipt by BSI of notice in writing from Sun, specifying the nature of such failure and requesting that it be remedied.

                 6.1.3. By BSI Because of Conditions Precedent. By BSI, if any condition set forth in Paragraph 5.1 hereof has not been met and has not been waived prior to the Effective Date; provided however, that prior to any termination of this Agreement by BSI on the basis that Sun has not met the conditions of Section 5.1.1, BSI shall first provide written notice to Sun, of (i) any breaches of the representations and warranties of Sun made herein as of the date hereof which breaches, individually or in the aggregate, have had, would or would be reasonably likely to result in a Sun Material Adverse Effect, and Sun shall have 20 days to remedy such breaches after receipt by Sun of notice in writing from BSI, specifying the nature of such breaches and requesting that they be remedied, or (ii) any failure to perform and comply with in all material respects its agreements and covenants hereunder, and Sun shall have 20 days to perform such agreement or covenants after receipt by Sun of notice in writing from BSI, specifying the nature of such failure and requesting that it be remedied.

                 6.1.4. By Sun or BSI if Merger not Effective by April 30, 1997. By either Sun or BSI, if the Merger shall not have become effective on or before April 30, 1997; provided, such date shall be extended for up to 60 additional days in order (a) to satisfy the requirements of the Commission (or any condition to Closing related to the requirements of the Commission), (b) to obtain clearance under HSR or (c) to obtain relief from any injunction or restraining order prohibiting consummation of the merger; provided, further, that a party in default or in breach of its obligations or agreements under this Agreement shall have no right to terminate the Agreement under this Section 6.1.4.

                 6.1.5. By BSI under Section 4.7. By BSI under the provisions of Section 4.7 hereof.

                 6.1.6. By BSI or Sun under Section 5.3. By BSI or Sun under the provisions of Section 5.3 hereof.

                 6.1.7. By Sun or BSI Because of Alternate Business
         Combination.

                 (a) by Sun, upon two days' prior notice to BSI, if, as a result of a tender offer by a party other than BSI or any of its affiliates or any written offer or proposal with respect to a merger, sale of a material portion of its assets or other business combination (each, a "Business Combination") by a party other than BSI or any of its affiliates, the Board of Directors of Sun determines in good faith that the fiduciary obligations of such directors under applicable law require that such tender offer or other written offer or proposal be accepted; provided, however, that (i) the Board of Directors of Sun shall have been advised in writing by outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, and notwithstanding all concessions which may be offered by BSI in negotiations entered into pursuant to clause
         (ii) below, such fiduciary duties would also require the directors to reconsider such commitment as a result of such tender offer or other written offer or proposal; and (ii) prior to any such termination, Sun shall, and shall cause its respective financial and legal advisors to, negotiate with BSI to make such adjustments in the terms and conditions of this Agreement as would enable Sun to proceed with the transactions contemplated herein; provided further, that BSI and Sun acknowledge and affirm that, notwithstanding anything in this Section 6.1.7(a) to the contrary, BSI and Sun intend this Agreement to be an exclusive agreement and, accordingly, nothing in this Agreement is intended to constitute a solicitation of an offer or proposal for a Business Combination, it being acknowledged and agreed that any such offer or proposal would interfere with the strategic advantages and benefits that BSI and Sun expect to derive from the Merger and other transactions contemplated hereby;

                 (b) by BSI, upon two days' prior notice to Sun, if, as a result of a tender offer by a party other than Sun or any of its affiliates or any written offer or proposal with respect to a Business Combination by a party other than Sun or any of its affiliates, the Board of Directors of BSI determines in good faith that the fiduciary obligations of such directors under applicable law require that such tender offer or other written offer or proposal be accepted; provided, however, that (i) the Board of Directors of BSI shall have been advised in writing by outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties and notwithstanding all concessions which may be offered by Sun in negotiations entered into pursuant to clause (ii) below, such fiduciary duties would also require the directors to reconsider such commitment as a result of such tender offer or other written offer or proposal; and (ii) prior to any such termination, BSI shall, and shall cause its respective financial and legal advisors to, negotiate with Sun to make such adjustments in the terms and conditions of this Agreement as would enable BSI to proceed with the transactions contemplated herein; provided, further, that Sun and BSI acknowledge and affirm that, notwithstanding anything in this Section 6.1.7(b) to the contrary, Sun and BSI intend this Agreement to be an exclusive agreement and, accordingly, nothing in this Agreement is intended to constitute a solicitation of an offer or proposal for a Business Combination, it being acknowledged and agreed that any such offer or proposal would interfere with the strategic advantages and benefits that Sun and BSI expect to derive from the Merger and other transactions contemplated hereby;

         6.2. Termination by Board of Directors. An election of Sun or BSI to terminate this Agreement and abandon the merger as provided in Paragraph 6.1 shall be exercised by such party's board of directors.

         6.3. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to and in accordance with the provisions of Paragraph 6.1 hereof, this Agreement shall become void and have no effect and there shall be no liability on the part of either BSI or Sun or their respective officers or directors hereunder, except as provided in Section 6.5 and except that (i) Sections 4.7, 6.5 and the agreement contained in the last sentence of Section 4.1.5 shall survive any such termination and (ii) no such termination shall relieve any party from liability for breach of any representation, warranty or agreement contained herein; provided, however, that no party hereto shall waive any term or condition hereof, unless in the judgment of the board of directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to the stockholders of its corporation.

         6.4. Waiver of Conditions. Subject to the requirements of any applicable law, any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefit thereof, by action taken by its board of directors, the executive committee of its board of directors, or its chief executive officer.

         6.5. Expense on Termination. If the merger contemplated hereby is terminated pursuant to and in accordance with the provisions of Paragraph 6.1 hereof, all expenses will be paid by the party incurring them, provided, however, (i) that if either Sun or BSI terminates this Agreement as a result of a breach of or default in the other party's obligations hereunder, then the party that so breached or defaulted hereunder shall pay all of the other party's documented costs and expenses, including legal, accounting and financial advisory fees and expenses, incurred in connection with the negotiation and implementation of this Agreement (and if Sun is the terminating party, BSI shall reimburse Sun for 50% of the filing fee and printing costs associated with the Joint Proxy Statement/Prospectus), (ii) that if Sun or BSI, respectively, terminates this Agreement pursuant to Section 6.1.7(a) or 6.1.7(b), respectively, the terminating party shall pay the other party the sum of

$750,000 (which amount shall be deemed to constitute full payment of such parties' fees and expenses incurred in connection with the negotiation and implementation of this Agreement) and (iii) if BSI terminates the agreement because the condition precedent contained in Section 5.1.12 (Financing) has not been satisfied prior to the Closing Date (so long as the Commitment has been received not later than the Financing Termination Date), BSI shall pay Sun's documented costs and expenses, including legal, accounting and financial advisory fees and expenses. In addition to the foregoing provisions, if BSI terminates this Agreement pursuant to Section 5.1.2, upon such termination Sun shall issue to BSI a warrant (the "Warrant") to purchase 1,500,000 shares of Sun Common Stock (as adjusted to reflect any changes in the capital structure of Sun) at an exercise price equal to the average closing price for 20 trading days prior to issuance. The Warrant shall be exercisable for a period of ten years after the date of issuance, shall contain customary anti-dilution and "cheap stock" protection and shall contain a "cashless exercise" provision.
BSI and Sun shall mutually agree on the form of such warrant within 15 days of the date hereof.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

         7.1.    Directors' and Officers' Indemnification.

                 (a) Indemnification. To the extent, if any, not provided by an existing right under one of the parties' directors and officers liability insurance policies, from and after the Effective Date, the Surviving Corporation shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Date, a director, officer or employee of the parties hereto or any subsidiary thereof (each an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Date and whether asserted or claimed prior to, at or after the Effective Date) that are in whole or in part (i) based on, or arising out of the fact that such person is or was a director, officer or employee of such party or a subsidiary of such party or (ii) based on, arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Date), (i) the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Corporation, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the WBCA (or the law of jurisdiction of incorporation of the Surviving Corporation) and upon receipt of any affirmation and undertaking required by the WBCA (or the law of jurisdiction of incorporation of the Surviving Corporation), (ii) the Surviving Corporation will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Washington law (or the law of jurisdiction of incorporation of the Surviving Corporation) and the Surviving Corporation's Restated Articles of Incorporation or Bylaws shall be made by independent counsel mutually acceptable to the Surviving Corporation and the Indemnified Party; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent, there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties.

                 (b) Insurance. For a period of four years after the Effective Date, the Surviving Corporation shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by BSI and Sun for the benefit of those persons who are covered by such policies at the Effective Date (or the Surviving Corporation may substitute therefor policies of at least the same coverage with respect to matters occurring prior to the Effective
         Time), to the extent that such liability insurance can be maintained annually at a cost to the Surviving Corporation not greater than $50,000; provided that if such insurance cannot be so maintained or obtained at such cost, the Surviving Corporation shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to $50,000 annually.

                 (c) Successors. In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 7.1.

                 (d) Survival of Indemnification. To the fullest extent permitted by law, from and after the Effective Date, all rights to indemnification now existing in favor of the employees, agents, directors or officers of BSI, Sun and their respective subsidiaries with respect to their activities as such prior to the Effective Date, as provided in their respective Articles of or Certificate of Incorporation or Bylaws, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Date.

                 (e) Benefit. The provisions of this Section 7.1 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

         7.2. Undertaking to File Reports and Cooperate in Rule 144 and Rule 145 Transactions; Rule 145 Affiliates.

                 (a) For as long as any stockholders of BSI who are subject to Rule 144 or Rule 145 of the Securities Act continue to hold the shares of Sun Common Stock issued pursuant to the terms hereof, Sun will use reasonable commercial efforts to timely file all annual, quarterly and other reports required to be filed by it under Section 13 or 15(d) of the Exchange Act and the rules and regulations of the Commission thereunder, as amended from time to time. If any such stockholder proposes to sell any Sun Common Stock pursuant to Rule 144 and 145, Sun shall cooperate with such stockholders so as to enable such sales to be made in accordance with applicable laws, rules and regulations, the requirements of Sun's transfer agent, and the reasonable requirements of the broker through which the sales are proposed to be executed. Without limiting the generality of the foregoing, Sun shall, upon request, furnish with respect to each such sale (i) a written statement certifying that Sun has complied with the public information requirements of Rule 144 and 145 and (ii) an opinion of Sun's counsel regarding such matters as Sun's transfer agent or such stockholder's broker may reasonably desire to confirm.


                 (b) BSI shall identify in a letter to Sun all persons who will be, at the Closing Date, "affiliates" of BSI, as such term is used in Rule 145 under the Securities Act. BSI shall use all reasonable efforts to cause its affiliates to deliver to Sun on or prior to the Closing Date a written agreement substantially in the form attached as Appendix V (each, an "Affiliate Agreement"). If any affiliate refuses to provide such a written agreement, Sun shall, in lieu of receipt of such written agreement, be entitled to place appropriate legends on the certificates evidencing the Sun Common Stock to be received by such affiliate pursuant to the terms of this Agreement, and to issue appropriate stock transfer instructions to the transfer agent for Sun Common Stock, to the effect that the shares of Sun Common Stock received or to be received by such affiliate pursuant to the terms of this Agreement may only be sold, transferred or otherwise conveyed, and the holder thereof may only reduce his interest in or risks relating to such shares of Sun Common Stock, pursuant to an effective registration statement under the Securities Act, in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to the Sun, is exempt from the registration requirements of the Securities Act. The foregoing restrictions on the transferability of Sun Common Stock shall apply to all purported sales, transfers and other conveyances of the shares of Sun Common Stock received or to be received by such affiliate pursuant to this Agreement and to all purported reductions in the interest in or risks relating to such shares of Sun Common Stock, whether or not such affiliate has exchanged the certificates previously evidencing such affiliates' shares of BSI Common Stock for certificates evidencing the shares of Sun Common Stock into which such shares were converted. The Joint Proxy Statement/Prospectus and the Registration Statement shall disclose the foregoing in a reasonably prominent manner.

         7.3. BSI Options and Warrants. As of the Effective Date, each of the then outstanding options and warrants to purchase BSI Common Stock will and without further action on the part of the holder thereof be exchanged for an option or warrant, as the case may be, to purchase that number of shares of Sun Common Stock determined by multiplying the number of shares of BSI Common Stock subject to such BSI option or warrant at the Effective Date, times the applicable exchange rate for the BSI Common Stock set forth in Article I hereof, and the exercise price thereof shall adjust in accordance with the terms and provisions of such option or warrant. If the foregoing calculation results in an exchanged BSI option or warrant being exercisable for a fraction of a share of Sun Common Stock, then the number of shares of Sun Common Stock subject to such option or warrant will be rounded down to the nearest whole number of shares, and the total exercise price for the option or warrant will be reduced by the exercise price of the fractional share. The term, exerciseability, vesting schedule and all other terms and conditions of the BSI options or warrants will otherwise be unchanged by the provisions of this paragraph and shall operate in accordance with their terms. All shares of Sun Common Stock issued upon exercise of any BSI employee stock options shall be registered under an effective form S-8 Registration Statement filed with the Commission.

         7.4. WARN Act Issues. Prior to the Effective Date, Sun shall be responsible for providing and discharging any and all notifications, benefits and liabilities to Sun employees, former employees and government agencies required by the Worker Adjustment and Retraining Notification Act of 1988 ("WARN Act") or any other applicable law including any requirements that may be imposed as a result of the transactions contemplated by this Agreement. Sun shall provide to BSI copies of all such notifications provided under the WARN Act or similar laws or regulations.

                                  ARTICLE VIII

                                 MISCELLANEOUS


         8.1. Entirety. This Agreement and the agreements to be entered into in connection herewith embody the entire agreement between the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.

         8.2. Counterparts. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

         8.3. Notices and Waivers. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid.





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
                                   IF TO BSI

 Addressed to:                                 With a copy to:

 BSI Holdings, Inc.                            Porter & Hedges, L.L.P.
 3860 Virginia Avenue                          700 Louisiana, 35th Floor
 Cincinnati, Ohio 45243                        Houston, Texas 77210-4744
 Attention: President                          Attention: Richard L. Wynne
 Facsimile: (513) 272-2812                     Facsimile:  (713) 228-1331

                                   IF TO SUN

 Addressed to:                                 With a copy to:

 Sun Sportswear, Inc.                          Graham & James LLP/Riddell
 6520 South 190th Street                       Williams P.S.
 Kent, Washington 98032                        1001 Fourth Avenue Plaza
 Attenton: President                           Suite 4500
 Facsimile:  (206) 251-3565                    Seattle, Washington 98154-1065
                                               Attention: Marion V. Larson
                                               Facsimile:  (206) 389-1708

         Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, shall be deemed to be received on the third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

         8.4. Termination of Representations, Warranties, etc. The respective representations and warranties contained in Articles II and III shall expire with, and be terminated and extinguished by, the merger pursuant to this Agreement at the time of the consummation thereof on the Effective Date. This Paragraph 8.4 shall have no effect upon any other right or obligation of the parties in connection with this Agreement or otherwise, whether to be exercised or performed before or after the Effective Date.

         8.5. Table of Contents and Captions. The table of contents and captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

         8.6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

         8.7. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties





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
that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

         8.8. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware (except to the extent that the form and content of the Articles of Merger and the consequences of the filing thereof shall be governed by the WBCA).

         8.9. Public Announcements. The parties agree that before the Effective Date that they shall consult with each other before the making of any public announcement regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby, and to obtain the prior approval of the other party as to the content of such announcement, which approval shall not be unreasonably withheld. However, the foregoing shall not apply to any announcement or written statement which, upon the written advice of counsel, is required by law or the National Association at Securities Dealers (the "NASD") to be made, except that the party required to make such announcement shall, whenever practicable, consult with and solicit prior approval from such other party concerning the timing and content of such legally required announcement or statement before it is made.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in their respective corporate names by their respective duly authorized representatives, all as of the day and year first above written.

                          BSI HOLDINGS, INC.


                          By:_______________________________________
                               Randall B. Hale, Chairman of the Board



                          SUN SPORTSWEAR, INC.


                          By:_______________________________________
                               William S. Wiley, President





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